UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

CHINA FOODS HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-32522	84-1735478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 3102, Everbright Center,

108 Gloucester Road

Wanchai, Hong Kong
(Address of principal executive offices) (Zip Code)

+852 3618 8608
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	CFOO	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections “Description of Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the “Company,” “we,” “us” or “our” are to China Foods Holdings, Inc. on a consolidated basis.

Item 2.01 Completion of an Acquisition or Disposition of Assets.

On June 8, 2020, CHINA FOODS HOLDIINGS LIMITED (“we”, “us” or the “Company”), executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with Elite Creation Group Limited, a private limited company organized under the laws of British Virgin Islands (“ECGL”), and the shareholders of ECGL. Pursuant to the Share Exchange Agreement, we purchased Fifty Thousand (50,000) shares of ECGL (the “ECGL Shares”), representing all of the issued and outstanding shares of common stock of ECGL. As consideration, we agreed to issue to the shareholders of ECGL Fifteen Million (15,000,000) shares of our common stock, at a value of US $0.32 per share, for an aggregate value of US $4,800,000. We consummated the acquisition of ECGL on July 9, 2020. It is our understanding that the shareholders of ECGL are not U.S. Persons within the meaning of Regulations S. Accordingly, the Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D and Regulation S promulgated thereunder. The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ECGL is a healthcare product distributing and marketing company. As a result of our acquisition of ECGL, we entered into the healthcare product distributing and marketing industry.

Concurrently with the consummation of the acquisition of ECGL, Ms. Yang Liu resigned from her position as our director and Ms. Cheng Ni Hu was appointed to fill the vacancy caused by her resignation.

Prior to the acquisition, the Company was considered as a shell company due to its nominal assets and limited operation. Upon the acquisition, ECGL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity. ECGL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of ECGL, and the Company’s assets, liabilities and results of operations will be consolidated with ECGL beginning on the acquisition date. ECGL was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (ECGL). Historical stockholders’ equity of the accounting acquirer prior to the merger are retroactively restated (a recapitalization) for the equivalent number of shares received in the merger. Operations prior to the merger are those of the acquirer. After completion of the share exchange transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

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CORPORATE HISTORY

China Foods Holdings Ltd. (the “Company”) was incorporated in Delaware on January 10, 2019. On January 23, 2019, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Trafalgar Resources, Inc., a Utah corporation (PINK:TFLG) (“Trafalgar”), for the purpose of reincorporating from the state of Utah into the state of Delaware. The merger became effective on March 13, 2019, with the Company as the surviving entity. Concurrently, the Company changed its name to China Foods Holdings Ltd. to pursue a new strategy of developing and distributing health related products, including supplements, across the globe with a focus on mainland China, Europe and Australia. On July 9, 2020, we acquired Elite Creation Group Limited, a private limited company organized under the laws of British Virgin Islands (“ECGL”). As a result of our acquisition of ECGL, we entered into the healthcare product distributing and marketing industry.

History

Trafalgar was incorporated under the laws of the state of Utah on October 25, 1972, under the name of Electronic Agricultural Machinery Development Corporation. In 1974, Trafalgar changed its name to Zenith Development Corporation. In 1980, Trafalgar changed its name to Alternative Energy Resources, Inc. In 2004, Trafalgar changed its name to Trafalgar Resources, Inc.

Initially, Trafalgar sought to develop and market inventions, including an asparagus harvester, a hot water saving device and a gas alert signal. Ultimately, none of the inventions were successful and they were abandoned. Trafalgar ceased to conduct any business and has not conducted any business during the last three years. Prior to the Merger, Trafalgar had not commenced operations for several years that had resulted in significant revenue and Trafalgar’s efforts had been devoted primarily to activities related to raising capital and attempting to acquire an operating entity. Trafalgar did not possess any unexpired patents or trademarks and all of its licensing and royalty agreements from the inventions it sought to market in the past have since expired, and are not currently valid.

On May 14, 2004, Traflgar authorized the sale of 5,000,000 shares of unregistered Class “A” Voting Common Stock to the directors and officers of Trafalgar for $40,000, as follows: (i) Anthony Brandon Escobar-4,937,500 shares for $39,500; (iii) Sean Escobar-31,250 shares for $250; and (iii) Anthony Coletti-31,250 shares for $250. This sale of Trafalgar’s common stock was for the purpose of raising operating capital for the Company.

On July 13, 2018, HY (HK) Financial Investments Co., Ltd. A Hong Kong limited company (“HY”) purchased 5,000,000 shares of common stock (the “Shares”) of Trafalgar for $410,000. Of the Shares, 4,937,500, were acquired from Anthony Escobar, Trafalgar’s former Chief Executive Officer and former Director, 31,250 were acquired from Anthony Coletti, Trafalgar’s former Principal Accounting Officer, former Secretary, former Treasurer, and former Director, and 31,250 were acquired from Sean Escobar, a Trafalgar former Vice President and former Director. The Shares represented approximately 95% of Trafalgar’s issued and outstanding common stock. HY used funds from its working capital to acquire the Shares and the transaction completed on July 13, 2018.

On January 23, 2019, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Trafalgar Resources, Inc., a Utah corporation (PINK:TFLG) (“Trafalgar”), for the purpose of reincorporating from the state of Utah into the state of Delaware. The merger became effective March 13, 2019. Immediately prior to the merger, Trafalgar had issued and outstanding 5,251,309 shares of its common stock. On the effective date of the merger with China Foods, each share of Trafalgar common stock converted into one share of China Foods’s common stock. After the Merger, HY (HK) Financial Investments Co,, Ltd. owns 5,000,000 shares of common stock of the Company, representing approximately 95.2% of our issued and outstanding common stock.

On May 13, 2019, the Company appointed Xiao Jun Kong and Liu Yang as directors of the Company. Also on May 13, 2019, the Company appointed Xiao Jun Kong as its Chief Executive Officer and Chief Financial Officer. With the merger of Trafalgar Resources, Inc. with and into the Company, the Company’s initial director and President, Yunsi Liu, will remain a director and President.

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Acquisition of ECGL

Effective July 9, 2020, we consummated the acquisition of ECGL. As a result of the acquisition, our corporate structure is below:

Description of Business OF Elite Creation Group Limited

Overview.

We are a health and wellness company that develops, markets, promotes and distributes a variety of customized health and wellness care products and services, including supplements, healthy snacks, meal replacements, skincare products, and nutritional consultation services to consumers in China. We work with certain licensed healthcare food factories to develop and manufacture products and services that are distributed conventionally through sales agents and also through a network of e-commerce and social media platforms.

In addition to products, we are committed to providing customized science based wellness consultation and service programs to customers. Our diverse products and services target health conscious customers and differentiate based upon age and gender and seek to manage different conditions. We reach out to customers fitting certain health and lifestyle profiles through our offline and online consultation services, and track eating habits and health indicators to provide customized products such as supplements. We believe this will facilitate the ability of customers to monitor, understand and adjust their health practices and lifestyle anytime and anywhere for increased customer engagement and retention.

Our Products and Services

Our health products are designed to help enhance immunity and improve general wellbeing. We provide the following categories of healthcare products and customized healthcare consultation services in China: (i) Nutrition Catering (ii) Special Health Food (iii) Health Supplement and (iv) Skincare. The products target all age groups with different needs.

Product category	Representative Products	Description
Nutrition Catering Series	Jasmine Beauty	Meal replacement and healthy snacks
Special Health Food Series	Power Centinent	Products that support a healthy active lifestyle and enhance Immunity
Health Supplement Series	Fuli Fruit Juice	Functional fruit beverages and dietary and nutritional supplements containing resveratrol, anthocyanin, superoxide enzyme
Skincare Series	Tightness	Facial skin care and recovery

″Jasmine Beauty″	″Power Centinent″

″Fuli Fruit Juice″	″Tightness″

Our products are taken as healthcare supplements in accordance with the principles of traditional Chinese medicine including the principle complementary medicine and ideal ratios and combinations of ingredients.

Markets and Regions

The Great Health Industry refers to production, operation, service and information dissemination, maintenance, restoration, and promotions linked to health. It covers medical products, health supplements, nutritional foods, medical devices, health appliances, fitness, health management, health consulting and many other production and service areas closely related to human health. The Great Health Industry is an emerging industry with huge market potential, especially in China.

According to the “China Great Health Industry Strategic Planning and Enterprise Strategy Consulting Report” published by Qianzhan Industry Institute (前瞻產業研究院), the scale of the Great Health Industry in 2017 was RMB6.2 trillion, which increased to over RMB7 trillion in 2018. The report predicted RMB8.78 trillion volume for 2019 and forecast over RMB10 trillion for 2020. In the years till 2023, the average annual compound growth rate will be approximately 12.55%, and with the Great Health Industry reaching approximately RMB14.09 trillion in 2023.

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*projected figures

Sourced from China Great Health Industry Strategic Planning and Enterprise Strategy Consulting Report

Key Customers

Our services and products are marketed and sold in China. During the year ended December 31, 2019, all of our revenues are attributable from China.

As of March 31, 2020, the following customers represented 10% or more of our revenues:

	Revenues (US$)	Percentages of Revenues	Accounts Receivable (US$)
Guangdong Hualian Health Industry Co., Ltd.	34,930	99%	193,190
Total:	34,930	99%	193,190

As of March 31, 2019, the following customers represented 10% or more of our revenues:

	Revenues (US$)	Percentages of Revenues	Accounts Receivable (US$)
Shenzhen Tengfengtai Trade Co., Ltd.	215,326	52%	-
Guangdong Hualian Health Industry Co., Ltd.	186,881	45%	-
Total:	402,207	97%

As of December 31, 2019, the following customers represented 10% or more of our revenues:

	Revenues (US$)	Percentages of Revenues	Accounts Receivable (US$)
Guangdong Hualian Health Industry Co., Ltd.	1,441,357	43%	530,196
Guangzhou Hualian Gome Technology Co., Ltd.	1,192,672	35%	-
Shenzhen Tengfengtai Trade Co., Ltd.	565,986	17%	-
Total:	3,200,015	95%	530,196

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As of December 31, 2018, the following customers represented 10% or more of our revenues.

	Revenues (US$)	Percentages of Revenues	Accounts Receivable (US$)
Wutong Shilian (Zhongshan) Industrial Investment Co., Ltd.	1,179,362	34%	-
Shenzhen Tengfengtai Trade Co., Ltd.	661,747	19%	45,198
Guangdong Hualian Health Industry Co., Ltd.	433,650	13%	-
Total:	2,274,759	66%	45,198

Key Suppliers

Guangzhou Jintong FSMP Co., Ltd., is one of our key suppliers, who jointly develops with us and provides our “Power Centinent” product.

Heilongjiang Hengyuan Food Co., Ltd., is also one of our key suppliers, who jointly develops with us and provide the product of Jasmine Beauty.

We entered into an exclusive business cooperation agreement with both Guangzhou Jintong FSMP Co., Ltd. and Heilongjiang Hengyuan Food Co., Ltd. Under the agreement, we have the exclusive right to sell the Power Centinent and Jasmine Beauty (including the formula) and shall sell the them within and outside the People’s Republic of China. Guangzhou Jintong FSMP Co., Ltd. and Heilongjiang Hengyuan Food Co., Ltd shall not sell the products online or offline by itself, and it shall not authorize any third party to sell the Products. The foregoing description of the purchase contracts with each of Guangzhou Jintong FSMP Co., Ltd. and Heilongjiang Hengyuan Food Co., Ltd. are qualified in its entirety by reference to such contracts, which are filed as Exhibits 10.4 and 10.5 to this Current Report and incorporated herein by reference.

Our Strategies

We are focused on achieving long-term growth in revenues, cash flow and profit. We believe that we can achieve this by developing multiple distribution channels and strengthening our marketing and promotions, leading to better product turnover and revenue. We also expect to broaden our product range as well as product differentiation in the future. Based on the business experience accumulated over the years, we believe we can improve the efficiency of our supply chain with time-saving and cost-saving supply chain management and marketing planning for the target customer base with our one-stop service.

Our primary aims are (i) to strengthen our product saleability; (ii) to cut logistics cost and time spent and (iii) to further expand the market share in China. Toward this end, we plan to pursue the following business strategies:

●	Collaborate with third-party e-commerce platforms to boost product exposure, e.g. Tmall, Jingdong mall
●	Deliver healthcare knowledge and consultation service via social media and We-media
●	Build brand image and reputation through customer experience and word of mouth
●	Increase the number of downstream distributors and wholesalers
●	Strengthen the relationship with manufacturers, suppliers, drug agents and distributors
●	Pursue strategic acquisitions and partnerships

We intend to develop both online and offline distribution channels to increase sales volume and revenue. We expect to partner with third party e-commerce platforms, social media and We-media such as Wechat, TikTok and Xiaohongshu to build our online presence. We believe that online channels will allow us to provide real-time nutrition and healthcare consultation services as well as increase customer engagement and retention. Starting from the second half of 2020, we plan to launch our “nutrition consulting” support services using a major social media software to allow customer groups to receive pre-purchase consultation and after-sales service for products anytime and anywhere.

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Our current offline sales channel relies on distributors and sales agents. To enhance the visibility and marketability of our products and services and to improve brand recognition and awareness, we hope to develop store-in-shop and counter experiences. We also intend to partner with high-end gyms to form nutrition clubs and hold weight-loss training camps, health assessment and fitness training camps and other activities.

We intend to create a ‘one-stop’ solution for our customers by creating a multi-channel health product supply and retail system. We not only provide personalized consultation service to our customers, but also summarize and analyze our customer feedback and experiences through our consultation service and after-sales service. We intend to share this data with our manufacturers and supply chain partners to develop products and services that better meet the demands of our customers. By pooling and addressing the needs of downstream businesses and combining it with the Consumer to Manufacturer model for upstream transformation, we anticipate establishing a close relationship between manufacturers and suppliers. We believe this model can also reduce circulation costs and improve the efficiency of our supply chain.

Intellectual Property and Patents

We expect to rely on, packaging designs, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our “Xiao Xiang Health “ brand, as well as its related products and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention.

This is our “Xiao Xiang Health” brand and logo sign

The laws of China and our target countries may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of copyrights, trade secrets, trademarks, patents, confidentiality provisions and procedures and other contractual provisions, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. We expect that our revenue will be derived principally from our operations in China where intellectual property protection may be limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

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We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

We also devote financial and operational resources to implement systems, processes and technologies to guard against cyber events and to help protect our intellectual property, employee and consumer data and information technology systems against intrusions or other security breaches. In addition, we engage in activities designed to limit the impact of abuse of our digital products and services, including monitoring our games for evidence of exploitation and re-balancing our game environments in the event that such abuse is discovered.

As of July 9, 2020, we owned 35 registered trademarks or trademarks pending for registration, as follows:

	Trademark name/logo	Registration number under different classification	Application number
1	ALPHA GREEN	37266110, 37266100, 37262363, 37262342, 37257043, 37251744, 37251735, 37251709, 37244314, 37244292, 37242296
2	ALPHA WELLNESS	37266973, 37266942, 37265974, 37262276, 37253805, 37247246, 37243893, 37243890, 37238058	37252905, 37242281
3	ALPHAWELLNESS		41201935
4	FRESH BEAUTY	32319654, 32316834	32335952, 32333572, 32322733
5	MAXVITA	37269381, 37257015, 37252870, 37252794, 37247456, 37244273, 37244252, 37242668, 37238034	37266932, 37266546
6	NUTRITION TREE	28784260	28782061
7	PUMPKIN HOUSE	28915328
8	SLEEPY BEAUTY		46433823
9	SLEEPY BEAUTY		46055510
10	睡美人 SLEEPY BEAUTY		46564482
11	WEWALKING	28915044, 28910330
12	WISE NUTRIENT	37268061, 37263131, 37260446, 37250746, 37246243, 37244172, 37244141, 37240984, 37240961, 37239633	37244112
13	馥藜菓浆	33691139, 33691138, 33691137, 33691060, 33690898, 33690897, 32339863, 32339858, 32335126, 32321079, 32316437	47349091
14	品纤饮	28888796
15	轻新美	32338424, 32326376, 32324941, 32320824, 32290595
16	膳成者	33650049, 33646421, 33643761, 33641656, 33638901, 33638894, 33636182, 33633712, 31398972	47330545

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17	素膳禾	28882411
18		27531084, 27523705, 27518867
19	小咖象		45131523, 45131516, 45130757, 45126274, 45126260, 45126254, 45116640, 45113758, 45113741
20	小象 ELEPHANT CAFE		41234974, 41227652, 41227047, 41227037, 41226479, 41226469, 41223155, 41222750, 41212624, 41206692, 41206669, 41205714, 41205695, 41203012, 41202721
21	小象缤果	28775957, 28772210, 28771129
22	小象初茶	37988256	47337252, 41613686, 38001365, 37994849, 37985176, 37976604, 37975988, 37975948
23	小象健康	36646895	47330613
24	小象健康	34047677, 32339616A, 32339467, 32336931A, 32336921A, 32333405A, 32331764A, 32331551, 32331528A, 32327063A, 2325916A, 32324569, 32324525, 32323827A, 32323272, 32318779A, 32317878A, 32317754A, 31821862A, 1821822A, 31815986A, 31815926A, 1806432A, 31804790A, 31803345A, 31800079, 31800037A, 31797101, 37010732, 27800808A, 22203656, 27812307A, 22203887	31800085
25	小象暖茶		31800085, 47333630, 47337317, 47329190, 47342097, 47351534, 47350023
26	小象暖茶		47356897, 47356412, 47341084, 47326940, 47345174, 47346963
27	小象暖茶	37976620, 35361708, 35353691, 35347504	41617294, 38478613, 38000840, 38000833, 37995111, 37982743

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28	小象新茶	35352358, 35350058, 35347915	47339496, 38478451
29	小象原茶	35203677, 35203623, 28768679, 28781885	47348517, 35218826, 35213907, 35212681, 35210887, 35198287, 35196146
30	醒膳	35929585, 35926004, 35925349, 35925312, 35921871, 35916320, 35916307, 35912089, 35911732, 35909053, 35909029
31	妍植派	32338578, 32327853, 32317198, 32302965, 32295791
32	元气象茶		45102107, 45100879, 45097328, 45097323, 45091435, 45087925, 45087902, 45078955, 45074697
33	肽丽思		36643803, 36642368, 36642343, 36640079, 36639719, 36626887, 36626873, 36626861
34		国作登字-2019-F-00752976	35367236, 35365763, 35365698, 35364587, 35359814, 35357120, 35357078, 35355911, 35351579, 35349628, 35348164, 35346546
35		国作登字-2019-F-00916797

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As of July 9, 2020, the following table presents our portfolio of patents and patent applications, including their status and a brief description of their respective packaging designs and know-how application.

Patent Owner	Title	Patent No. /Application No.	Status	Expires
Guangzhou Xiao Xiang Health Industry Company Limited	Package bag design for Power Centinent	ZL 2019 3 0086290.X	Granted in China	3 March 2029
	Package bag design for Fruit Juice	ZL 2019 3 0086291.4
	Package bag design for Blossoming	ZL 2018 3 0231792.2		16 May 2028
	Package bag design for Jasmine Beauty	ZL 2018 3 0227572.2
	Package bag design for Achiever	ZL 2018 3 0231791.8

Guangzhou Xiao Xiang Health Industry Company Limited	Package box design for Power Centinent	ZL 2019 3 0086289.7	Granted in China	3 March 2029
	Package box design for Fruit Juice	ZL 2019 3 0086292.9
	Package box design for Blossoming	ZL 2018 3 0232365.6		16 May 2028
	Package box design for Jasmine Beauty	ZL 2018 3 0227864.6
	Gift box design for Jasmine Beauty	ZL 2018 3 0228257.1
	Gift box design for Achiever	ZL 2018 3 0231794.1

Patent Owner	Title	Patent No. /Application No.	Status
Guangzhou Xiao Xiang Health Industry Company Limited	A method for fat reduction through adjusting the proportion of fiber	201711238639.3	Preliminary approved, processing final approval
Guangzhou Xiao Xiang Health Industry Company Limited	A method and application of dendrobium to repair liver which damaged by alcohol	201810226207.9	Preliminary approved, processing final approval
Guangzhou Xiao Xiang Health Industry Company Limited	A method and application to recuperate kidney stones by nutritional diet	201811320423.6	Preliminary approved, processing final approval
Guangzhou Xiao Xiang Health Industry Company Limited	A manufacturing method and application for a meal powder which can reduce moisture and fat	201910901114.6	Preliminary approved, processing final approval

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Competition

We operate in a highly competitive and fragmented industry that is sensitive to price and service. We compete with leading e-commerce companies such as Alibaba (China) which may offer substantially the same or similar product offerings as us. We also compete with businesses that focus on particular merchant categories or markets such as UNI HEALTH (HK stock code:02211) and ALI HEALTH (HK stock code:0241). We also compete with traditional cash payments and other popular online shopping websites and apps, and other traditional media companies that provide discounts on products and services. We believe the principal competitive factors in our market include the following:

●	Breadth of member base and the products and services featured.

●	Close and fast pre-sales and after-sales service response.

●	Ability to reduce the product turnover time and inventory cost.

●	Relationship and bargaining power with supplier and manufacturer.

●	Healthcare product effectiveness and acceptance from customer.

●	Local presence and understanding of local business trends.

●	Ability to deliver a high volume of relevant services and information to consumers.

●	Ability to produce high purchase rates for products and services among members.

●	Strength and recognition of our brand.

Although we believe we compete favorably on the factors described above, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer base with lower development costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger customer base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. In addition, although we do not believe that customer payment terms are a principal competitive factor in our market, they may become such a factor, and we may be unable to compete on such terms.

Government and Industry Regulations

We are subject to the general laws in China governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws.

Product Liability and Consumers Protection

Product liability claims may arise if any of our healthcare products have a harmful effect on a consumer, who may make a claim for damages or compensation as an injured party. The General Principles of the Civil Law of the PRC, which became effective in January 1987, state that manufacturers and sellers of defective products causing property damage or injury shall incur civil liabilities for such damage or injuries.

The Product Quality Law of the PRC was enacted in 1993 and amended in 2000 to strengthen the quality control of products and protect consumers’ rights and interests. Under this law, manufacturers and distributors who produce or sell defective products may be subject to confiscation of earnings from such sales, revocation of business licenses and imposition of fines, and in severe circumstances, may be subject to criminal liability.

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The Law of the PRC on the Protection of the Rights and Interests of Consumers was promulgated on October 31, 1993 and became effective on January 1, 1994 to protect consumers when they purchase or use goods or services. All business operators must comply with this law when they manufacture or sell goods and/or provide services to customers. In extreme situations, product manufacturers and distributors may be subject to criminal liability if their goods or services lead to the death or injuries of customers or other third parties.

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the State Administration of Foreign Exchange, or the SAFE, and other relevant PRC government authorities, Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interests and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies other than foreign investment enterprises (FIEs) must convert foreign currency payments they receive from abroad into Renminbi. On the other hand, FIEs may retain foreign currency in accounts with designated foreign exchange banks, subject to a cap set by the SAFE or its local counterpart.

Dividend Distribution

Under the PRC regulations governing dividend distributions by wholly foreign-owned enterprises and Sino-foreign equity joint ventures, wholly foreign-owned enterprises and Sino-foreign equity joint ventures in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, these foreign-invested enterprises are required to set aside certain amounts of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends.

Business License

We have been issued a business license with the appropriate municipal and provincial government which specifically authorizes it to operate its business. The business license, which is subject to annual review by the issuing agency, is current as of the date of this annual report.

Our business operations are subject to regulatory controls governing healthcare food. Thus we are subject to regulation and oversight by different levels of the food and drug administration in the PRC, in particular, the China Food and Drug Administration (“CFDA”). The Law of the PRC on the Administration of Pharmaceuticals , as amended on February 28, 2001, together with its implementation regulations, provides the legal framework for the administration of the production and sale of healthcare products in the PRC and covers the distributing, packaging, pricing and advertising of healthcare products in the PRC. We are also subject to other PRC laws and regulations that regulate the distribution of healthcare food.

Taxation

The current PRC Enterprise Income Tax Law (the “EIT Law”), and the implementation regulations for the EIT Law issued by China’s State Council, became effective as of January 1, 2008. Under the EIT Law, enterprises are classified as either resident or non-resident enterprises. An enterprise established outside of China with its “de facto management bodies” located within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law defines a “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the relatively short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of entities organized under the laws of foreign jurisdictions on a case-by-case basis.

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If the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of twenty five percent (25%) on our respective worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, although the EIT Law provides that “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” is exempted income, and the implementing rules of the EIT Law refer to “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” as the investment proceeds obtained by a resident enterprise from its direct investment in another resident enterprise, it is still unclear whether the dividends we receive from XiaoXiang Health would be classified as “dividends between qualified resident enterprises” and therefore qualify for tax exemption.

If we are treated as a non-resident enterprise under the EIT Law, any dividends that we receive from XiaoXiang Health (assuming such dividends are deemed to be sourced from within the PRC) (i) may be subject to a five percent (5%) PRC withholding tax, provided that we own more than twenty five percent (25%) of the registered capital of XiaoXiang Health incessantly within twelve (12) months immediately prior to obtaining such dividends from XiaoXiang Health, and if the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Arrangement”) is applicable, or (ii) if the Arrangement does not apply (i.e. the PRC tax authorities may deem us to be a conduit not entitled to treaty benefits), may be subject to a ten percent (10%) PRC withholding tax. Similarly, if we are treated as a non-resident enterprise, and Renovation is treated as a resident enterprise, then any dividends that we receive from Renovation (assuming such dividends were considered sourced within the PRC) may be subject to a ten percent (10%) PRC withholding tax. Any such taxes on dividends could materially reduce the amount of dividends, if any, that we could pay to our shareholders.

Finally, the new “resident enterprise” classification could result in a situation in which a ten percent (10%) PRC tax is imposed on dividends we pay to our investors that are non-resident enterprises so long as such non-resident enterprise investors do not have an establishment or place of business in China or, despite the existence of such establishment of place of business in China, the relevant income is not effectively connected with such establishment or place of business in China, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of our shares by such investors is also subject to a ten percent (10%) PRC income tax if such gain is regarded as income derived from sources within China. In such event, we may be required to withhold a ten percent (10%) PRC tax on any dividends paid to our investors that are non-resident enterprises. Our investors that are non-resident enterprises also may be responsible for paying PRC tax at a rate of ten percent (10%) on any gain realized from the sale or transfer of our common shares in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain.

Moreover, the State Administration of Taxation issued the Notice on Strengthening the Administration of Enterprise Income Tax on Share Transfer Income of Non-Resident Enterprises No. 698 (“Circular 698”) on December 10, 2009, which reinforces taxation on transfer of non-listed shares by non-resident enterprises through overseas holding vehicles. Circular 698 applies retroactively and was deemed to be effective as of January 2008. Pursuant to Circular 698, where (i) a foreign investor who indirectly holds equity interest in a PRC resident enterprise through an offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and (ii) the offshore holding company is located in a jurisdiction where the effective tax rate is lower than twelve and a half percent (12.5%) or where the offshore income of its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that PRC resident enterprise with certain relevant information within thirty (30) days of the transfer. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and there is no reasonable commercial purpose other than avoidance of PRC enterprise income tax, the tax authorities will have the power to conduct a substance-over-form re-assessment of the nature of the equity transfer. A reasonable commercial purpose may be established when the overall offshore structure is set up to comply with the requirements of supervising authorities of international capital markets. If the State Administration of Taxation’s challenge of a transfer is successful, they will deny the existence of the offshore holding company that is used for tax planning purposes. Since Circular 698 has a brief history, there is uncertainty as to its application.

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Seasonality

Our management believes that our operations are not currently subject to seasonal influences.

Regulation Regarding Labor and Social Insurance

Pursuant to the PRC Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must comply with local minimum wage standards. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative and criminal liability in the case of serious violations.

In addition, according to the PRC Social Insurance Law and Administration Measures on Housing Fund, employers like our PRC subsidiaries in China must provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance, and housing funds.

Employees

As of July 9, 2020, we have the following full time employees:

Management	1
Sales and procurement	9
Administration / Finance	3
Total	13

All of our employees are located in the PRC. None of our employees are members of a trade union. We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

Generally, we enter into a standard employment contract with our officers and managers for a set period of years and a standard employment contract with other employees for a set period of years. According to these contracts, all of our employees are prohibited from engaging in any activities that compete with our business during the period of their employment with us.

Corporate Information

Our principal executive and registered offices are located at Everbright Center, Suite 3102, 108 Gloucester Road, Wanchai, Hong Kong, telephone number +852-3618-8608.

Near-Term Requirements For Additional Capital

We believe that we will require approximately $1.5 to $2.0 million over the next 18-24 months to implement our business plan of expanding throughout China. For the immediate future, we intend to finance our business expansion efforts through loans from existing shareholders or financial institutions.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Relating to our Business

COVID-19 has had an adverse effect that is material on our business and may continue to do so for the next twelve months.

During March 2020, the World Health Organization declared the rapidly growing coronavirus outbreak to be a global pandemic. The COVID-19 pandemic has significantly impacted health and economic conditions throughout China. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures or capacity limitations. These developments have caused a material adverse impact on the Company’s results of operations, financial condition and cash flows.

We cannot predict how soon we will be able to resume operations as our ability to resume will depend in part on the actions of a number of governmental bodies over which we have no control. Moreover, once restrictions are lifted, it is unclear how quickly customers will commence operations and resume consuming our products and service, which may be a function of continued concerns over safety and/or depressed consumer sentiment due to adverse economic conditions, including job losses. Considering the significant uncertainty as to when we can resume operations and the uncertain customer demand environment, in addition to the actions described above, we expect to engage in conversations with potential investors to secure additional sources of financing.

The outbreak of COVID-19 has caused significant disruptions to the Company’s ability to generate revenues and cash flows, and uncertainty regarding the length of the disruption may adversely impact our financial condition and ability to raise additional capital. As part of our business continuity efforts, we reduced expenses broadly, including by furloughing our workforce except a small team of essential personnel, reducing pay and benefits for remaining employees, and cutting back capital spending. The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows will depend on our ability to have sufficient liquidity until such time as we again generate revenue and profits capable of supporting our ongoing operations, all of which remain highly uncertain at this time.

We have limited or no control over our suppliers and the quality of the products supplied to us. If their performance does not meet our expectations, we could be exposed to liabilities and our business operations and reputation could suffer.

We have limited or no control over their operations and product quality. Our suppliers, including our licensed healthcare food factories, may not be able to provide us with quality products in a timely manner and sufficient quantities at a commercially acceptable price. In addition, our suppliers may not always provide us with products free of defects and that meet our quality standards. If the products provided by our suppliers are defective, of poor quality, or fail to meet our customers’ expectations, we will need to find suitable replacement products, which may lower our profit margins and result in delays to our customers. There can be no assurance that we will be able to find suppliers operating at a standard acceptable to us.

Our suppliers are also subject to extensive laws and regulations. If our suppliers violate applicable laws and regulations, our reputation or procurement may be materially and adversely affected. In addition, we may be exposed to liabilities for defective goods provided by our suppliers and Licensed Food factories, which may damage our reputation.

We may fail to sufficiently and promptly respond to rapid changes in the PRC healthcare industry as a result of PRC government policies and regulations, medical treatment needs and customer preferences, which could adversely affect our business, financial condition and results of operations.

The PRC healthcare industry is subject to extensive government regulation and supervision, and additional rules and regulations may be implemented in the future. PRC government policies and regulations may lead to, among other things, (i) increased costs and lower profit margins for us, (ii) price controls over our products and (iii) limitations on the types and amount of products that we sell. Any of the above may require us to rapidly adapt our business operations to remain competitive and profitable.

In addition, changes in medical treatment needs may also arise. For example, there may be periodic outbreaks of certain diseases, such as avian flu, or discovery of new diseases, both of which would require the immediate availability of large amounts of corresponding treatment products. As we do not manufacture our own products, we must rely on suppliers to supply us with such products in the quantities and quality that we require. We cannot assure you that we will be able to respond to emerging trends by adjusting our product offerings in a timely manner, or at all.

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Furthermore, our customers’ preferences and purchasing patterns with respect to healthcare products may change rapidly. We must identify customer preferences and adapt our product offerings to such preferences in a timely manner. We must also monitor general sales trends, new product developments and other conditions in the PRC healthcare market. Our customers may not respond favourably to our products due to various reasons, including but not limited to, price, perceived shortcomings in safety or efficacy, ineffective marketing or obsolete products. If we are unable to sufficiently and promptly respond and adapt to any of the above circumstances, our competitors may capture significant opportunities with respect to new products and markets or we may have sizable inventories that may be difficult to move and costly to handle. The occurrence of either of these events may materially and adversely affect our business, financial condition and results of operations.

We may incur losses and our reputation may be adversely affected by potential product liabilities arising from product defects or recalls or misuse by end-users of certain products that we sell or distribute.

Our business is exposed to risks associated with the sale and distribution of healthcare products, such as selling and distributing unsafe, defective or counterfeit products and product spoilage during transportation or in storage. Under PRC laws and regulations, healthcare product manufacturers have strict liability for substandard or defective products. While we do not manufacture healthcare products, if we promote, sell and distribute such products, our reputation and customers’ perception of our product safety can also be damaged. Further, under PRC laws and regulations, we have the right to recover from the relevant manufacturers any compensation that we are required to make to our customers or end users in connection with a product liability claim. However, we cannot assure you that we will be able to recover all or any amount from these manufacturers. In addition, we may be required to recall defective products or take other remedial measures. Furthermore, customers may institute product liability claims against us. Any of these actions could lead to considerable expense, negatively affecting our business and financial performance as a whole.

Product liability claims may arise from defective products, product recalls, insufficient or improper labelling of products, inadequate or misleading warnings or disclosures relating to side effects or improper consumption of the product by end-users. Product liability claims may also arise when in-store nutritionist, who owe a duty to warn the customers, improperly fill prescriptions, issue prescriptions without proper qualifications or provide incorrect or incomplete advice as to usage and potential negative side effects of products. Moreover, because we sell and distribute a large portion of healthcare products under Brands, injuries that occur due to defects or use or misuse of any of our product may result in negative perceptions as to the safety of our product or of our retail nutritionist themselves. Any claims against us, regardless of their merits, could damage our reputation and consumer confidence in our products, and strain our financial resources in addition to consuming the time and attention of our management.

We are susceptible to economic conditions in China where our principal business, assets, suppliers, merchants and customers are located.

Our business and assets are primarily located in China and approximately 100% of our gross revenues are from China. Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to:

●	Changes in policies by Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations; changes in taxation;
●	changes in employment restrictions;
●	import duties, and
●	currency revaluation.

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Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations or make acquisitions. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel.

We are dependent upon the continued service of Mr. Xiao Jun Kong, our Chief Executive Officer and Director. The loss of Mr. Xiao Jun Kong or one or more of our other key personnel would have a material adverse effect on our business, operating results and financial condition. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We expect to establish an incentive compensation plan for our key personnel to retain their services. We have experienced intense competition for personnel, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through a combination of organic growth and acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

●	Implementation or remediation of controls, procedures, and policies at the acquired company;
●	Diversion of management time and focus from operating our business to acquisition integration challenges;
●	Cultural challenges associated with integrating employees from the acquired company into our organization;
●	Retention of employees from the businesses we acquire;
●	Integration of the acquired company’s accounting, management information, human resource, and other administrative systems;
●	Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;
●	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
●	In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and
●	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

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We may not be able to manage our growth effectively.

We have experienced rapid growth since we launched our services in 2017. To manage the further expansion of our business and the growth of our operations and personnel, we need to continuously expand and enhance our infrastructure and technology, and improve our operational and financial systems, procedures, compliance and controls. We also need to expand, train and manage our growing employee base. In addition, our management will be required to maintain and expand our relationships with distributors, advertising customers, and other third parties. We cannot assure you that our current infrastructure, systems, procedures and controls will be adequate to support our expanding operations. If we fail to manage our expansion effectively, our business, financial condition, results of operations and prospects may be materially and adversely affected.

If we are unable to successfully manage growth, our business and operating results could be adversely affected.

We expect the growth of our business and operations to place significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our reputation and operating results. Our expansion and growth in international markets heighten these risks as a result of the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. To effectively manage this growth, we will need to develop and improve our operational, financial and management controls, and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

We may need to raise additional financing to support our operations and future acquisitions, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

A significant disruption in our computer systems and our inability to adequately maintain and update those systems could adversely affect our operations and our ability to maintain user confidence.

We rely extensively on our computer systems to manage and account for inventory, process user transactions, manage and maintain the privacy of users data, communicate with our vendors and other third parties, service accounts, and summarize and analyze results. We also rely on continued and unimpeded access to the Internet to use our computer systems. Our systems are subject to damage or interruption from power outages, telecommunications failures, computer viruses, malicious attacks, security breaches, and catastrophic events. If our systems are damaged or fail to function properly or reliably, we may incur substantial repair or replacement costs, experience data loss or theft and impediments to our ability to manage inventories or process user transactions, engage in additional promotional activities to retain our users, and encounter lost user confidence, which could adversely affect our results of operations.

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We continually invest to maintain and update our computer systems. Implementing significant system changes increases the risk of computer system disruption. The potential problems and interruptions associated with implementing technology initiatives, as well as providing training and support for those initiatives, could disrupt or reduce our operational efficiency, and could negatively impact user experience and user confidence.

If our efforts to protect the security of information about our resellers, customers, and other third parties are unsuccessful, we may face additional costly government enforcement actions and private litigation, and our sales and reputation could suffer.

We regularly receive and store information about our resellers, customers, merchants, vendors and other third parties. We have programs in place to detect, contain, and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third parties or through open source solutions may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other forms of deceiving our team members, contractors, and vendors.

To date, we have not encountered significant incidents of data breach or breaches that were material to our consolidated financial statements. If we, our vendors, or other third parties with whom we do business experience significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to government enforcement actions and private litigation. In addition, our users could lose confidence in our ability to protect their information, which could cause them to discontinue using our e-wallets, our digital products, or loyalty programs, or stop shopping with us altogether.

Efforts to protect our intellectual property rights and to defend against claims against us can increase our costs and will not always succeed. Any failures could adversely affect our sales and results of operations or restrict our ability to conduct our business.

Intellectual property rights are important to many aspects of our business. We actively pursue patent protection in our own branded healthcare products, and we expect to pursue intellectual property rights in our other business endeavors as we develop unique solutions to business demands. We, however, may be unable to obtain protection for our intellectual property. Even if protection is obtained, competitors may raise legal challenges to our rights or illegally infringe on our rights, including through means that may be difficult to prevent, detect or defend. In addition, because of the rapid pace of technological change and the confidentiality of patent applications in some jurisdictions, competitors may be issued patents from applications that were unknown to us prior to issuance. The patents of others could reduce the value of our commercial or pipeline of products or, to the extent they cover key technologies on which we have unknowingly relied, require that we seek to obtain licenses at a financial cost to us or cease using the technology, no matter how valuable the patents may be to our business. We cannot assure you we would be able to obtain such licenses on acceptable terms. Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of our and the proprietary rights of others. There is a risk that the outcome of such litigation will not be in our favor. Such litigation may be costly and may divert management attention as well as expend other resources which could otherwise have been devoted to our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover such costs from other parties. The occurrence of any of the foregoing may harm our business, results of operations and financial condition.

Finally, implementation of PRC intellectual property-related laws has historically been limited, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries, which increases the risk that we may not be able to adequately protect our intellectual property.

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Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

●	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
●	changes in the rate of inflation, interest rates and the performance of investments held by us;
●	changes in the creditworthiness of counterparties that transact business with;
●	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;
●	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
●	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;
●	changes in credit markets impacting our ability to obtain financing for our business operations; or
●	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

We are controlled by a small group of our existing stockholders, whose interests may differ from other stockholders.

Our Chairman, Chief Executive Officer and President, Mr. Xiao Jun KONG, beneficially, together with a group of investors, owns approximately 93.57% of the outstanding shares of our common stock and is our largest single stockholder. Accordingly these stockholders acting together will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations, the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They will also have significant influence in preventing or causing a change in control. In addition, without the consent of these stockholders, we may be prevented from entering into certain transactions which may be beneficial to our other stockholders. The interests of these stockholders may differ from the interests of the other stockholders.

We operate in a highly competitive industry, and our business, financial condition and results of operations may be materially and adversely affected if we are unable to compete effectively.

We face intense competition in each of our business segments because both the healthcare retail and distribution industries in the PRC are highly fragmented and competitive. Our key competitors, which include large national and regional retailers and distributors of healthcare products in our target markets, as well as internet-based retailers and distributors, may have substantially greater resources than we do, such as financial, managerial or technical resources or stronger sales or marketing capability, and they may be willing to accept lower profit margins on their products. In addition, the PRC government has removed restrictions prohibiting foreign investors from holding controlling interest in any healthcare product sale and distribution enterprise of a certain operating scale. As a result, more foreign competitors may enter the markets where we currently operate. We cannot assure you that we will be able to distinguish our products from our competitors’, expand our market coverage, build up our brand reputation, or maintain our market share or profit margin in either our retail or distribution business. If we are unable to compete effectively against our existing or new competitors, our business, financial condition and results of operations may be materially and adversely affected.

We have limited business insurance coverage in China

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. As a result, we do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

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Because our funds are held in banks in the PRC that do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing practices and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We expect our revenues to be paid in non-U.S. currencies, and if currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.

Our operations are conducted in China and our operating currency is the Renminbi. Since we conduct business in currencies other than U.S. dollars but report our financial results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. For instance, if currency exchange rates were to change unfavorably, the U.S. dollar equivalent of our operating income recorded in foreign currencies would be diminished.

We currently do not, but may in the future, implement hedging strategies, such as forward contracts, options, and foreign exchange swaps to mitigate this risk. There is no assurance that our efforts will successfully reduce or offset our exposure to foreign exchange fluctuations. Additionally, hedging programs expose us to risks that could adversely affect our financial results, including the following:

●	We have limited experience in implementing or operating hedging programs. Hedging programs are inherently risky and we could lose money as a result of poor trades;
●	We may be unable to hedge currency risk for some transactions or match the accounting for the hedge with the exposure because of a high level of uncertainty or the inability to reasonably estimate our foreign exchange exposures;
●	We may be unable to acquire foreign exchange hedging instruments in some of the geographic areas where we do business, or, where these derivatives are available, we may not be able to acquire enough of them to fully offset our exposure;
●	We may determine that the cost of acquiring a foreign exchange hedging instrument outweighs the benefit we expect to derive from the derivative, in which case we would not purchase the derivative and would be exposed to unfavorable changes in currency exchange rates;
●	To the extent we recognize a gain on a hedge transaction in one of our subsidiaries that is subject to a high statutory tax rate, and a loss on the related hedged transaction that is subject to a lower rate, our effective tax rate would be higher; and
●	Significant fluctuations in foreign exchange rates could greatly increase our hedging costs.

We anticipate increased exposure to exchange rate fluctuations as we expand the breadth and depth of our international sales.

In our financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations.

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Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in the Hong Kong Dollars or the Renminbi, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in China. Moreover, our current directors and officers are nationals of China. All or a substantial portion of the assets of this person are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon this person. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

Because there is no established public trading market for our common stock, you may experience difficulties in reselling your stock.

We cannot assure you that there will be an established market in the future for our common stock. The trading of securities on OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

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The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

●	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;
●	changes in general economic or business conditions, both domestically and internationally;
●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;
●	the number of securities analysts covering us;
●	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;
●	changes in market valuations or earnings of companies that investors deemed comparable to us;
●	the average daily trading volume of our common stock;
●	future issuances of our common stock or other securities;
●	additions or departures of key personnel;
●	perceptions in the marketplace regarding our competitors and/or us;
●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and
●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock. Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

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The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. Our shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

The audit report included in this annual report is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, you may be deprived of the benefits of such inspection.

Our independent registered public accounting firm that issues the audit reports included in our annual reports filed with the U.S. Securities and Exchange Commission (the “SEC”), as auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”), is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the applicable laws of the United States and professional standards. Because our auditor is located in the People’s Republic of China, a jurisdiction where the PCAOB is currently unable to conduct inspections and access critical accounting records without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB. Inspections conducted by the PCAOB outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality and prevent accounting irregularities. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating audit documentation located in China and its related quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections. In a joint public statement on April 21, 2020, the Chairman of the SEC, the Chairman of the PCAOB, SEC Chief Accountant and Directors of the SEC Divisions of Corporation Finance and Investment Management reminded market participants that this inability of the PCAOB to inspect the audit work and practices of PCAOB-registered accounting firms in China (including Hong Kong, to the extent their audit clients have operations in China) represented a significant risk to both investors and finance professionals.

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Risk Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

All of our business operations are currently conducted in the PRC, under the jurisdiction of the PRC government. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

There is no guarantee that more measures will be introduced, and if these trade policies come into force and the scope of them is further expanded, the volume of China-U.S. import and export trade would drop significantly, which will lead to deterioration in economic conditions of both countries and decrease of business and official activities between both countries.

Unprecedented rapid economic growth in China may increase our costs of doing business, and may negatively impact our profit margins and/or profitability.

Our business depends in part upon the availability of relatively low-cost labor and materials. Rising wages in China may increase our overall costs of production. In addition, rising raw material costs, due to strong demand and greater scarcity, may increase our overall costs of production. If we are not able to pass these costs on to our customers in the form of higher prices, our profit margins and/or profitability could decline

We may suffer currency exchange losses if the RMB depreciates relative to the US Dollar.

Our reporting currency is the US Dollar. However, substantially all of our revenues are denominated in RMB. In July 2005, China changed its exchange rate regime by establishing a managed floating exchange rate regime based on market supply and demand with reference to a basket of currencies. The RMB is no longer officially pegged to the US dollar, and the exchange rate will have some flexibility. Despite fluctuations in the exchange rate in 2016, the floating exchange rate regime is stable. If the RMB depreciates relative to the US Dollar, our revenues as expressed in our US Dollar financial statements will decline in value and if the RMB appreciates relative to the US Dollar, our revenues as expressed in our US Dollar financial statements will increase in value. There are very limited hedging transactions available in China to reduce our exposure to exchange rate fluctuations. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure, if at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into US Dollars.

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Labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

Governmental control of currency conversion may affect the value of your investment

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all our revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade related transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. However, approval from the SAFE or its local branch is required where RMB is to be converted into foreign currency and can be remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

The PRC legal system embodies uncertainties which could limit the legal protections available to us and you, or could lead to penalties on us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC Government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 25 years has significantly enhanced the protections afforded to various forms of foreign investment in mainland China. Our PRC operating subsidiary, GuangZhou Xiao Xiang Health Industry Company Limited, a wholly foreign-owned enterprises (“WFOEs”), is subject to laws and regulations applicable to foreign investment in the PRC in general and laws and regulations applicable to WFOEs in particular.

It may be difficult to enforce any civil judgments against us or our board of directors or officers, because most of our operating and/or fixed assets are located outside of the United States.

Although we are incorporated in the State of Delaware, all of our operating and fixed assets are located in the PRC. As a result, it may be difficult for investors to enforce judgments outside the United States obtained in actions brought against us in the United States, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. In addition, our directors and officers (principally based in the PRC) and all or a substantial portion of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those directors and officers, or to enforce against them or us judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. We have been advised by our PRC counsel that, in their opinion, there is doubt as to the enforceability in the PRC, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state of the United States.

Because our assets are located overseas, shareholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

Because all of our assets are located in the PRC, they may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding. As a result, if we declared bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the U.S., under U.S. Bankruptcy law.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the ECGL for the fiscal years ended December 31, 2019, and 2018, and the three months ended March 31, 2020, and 2019. The discussion and analysis that follows should be read together with the section entitled “Forward Looking Statements” and our financial statements and the notes to the financial statements included elsewhere in this Current Report on Form 8-K.

Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

Overview

China Foods Holdings Ltd. (the “Company”) was incorporated in Delaware on January 10, 2019. On January 23, 2019, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Trafalgar Resources, Inc., a Utah corporation (PINK:TFLG) (“Trafalgar”), for the purpose of reincorporating from the state of Utah into the state of Delaware. The merger became effective on March 13, 2019, with the Company as the surviving entity. Concurrently, the Company changed its name to China Foods Holdings Ltd. to pursue a new strategy of developing and distributing health related products, including supplements, across the globe with a focus on mainland China, Europe and Australia. On July 9, 2020, we acquired Elite Creation Group Limited, a private limited company organized under the laws of British Virgin Islands (“ECGL”). As a result of our acquisition of ECGL, we entered into the healthcare product distributing and marketing industry.

History

Trafalgar was incorporated under the laws of the state of Utah on October 25, 1972, under the name of Electronic Agricultural Machinery Development Corporation. In 1974, Trafalgar changed its name to Zenith Development Corporation. In 1980, Trafalgar changed its name to Alternative Energy Resources, Inc. In 2004, Trafalgar changed its name to Trafalgar Resources, Inc.

Initially, Trafalgar sought to develop and market inventions, including an asparagus harvester, a hot water saving device and a gas alert signal. Ultimately, none of the inventions were successful and they were abandoned. Trafalgar ceased to conduct any business and has not conducted any business during the last three years. Prior to the Merger, Trafalgar had not commenced operations for several years that had resulted in significant revenue and Trafalgar’s efforts had been devoted primarily to activities related to raising capital and attempting to acquire an operating entity. Trafalgar did not possess any unexpired patents or trademarks and all of its licensing and royalty agreements from the inventions it sought to market in the past have since expired, and are not currently valid.

On May 14, 2004, Traflgar authorized the sale of 5,000,000 shares of unregistered Class “A” Voting Common Stock to the directors and officers of Trafalgar for $40,000, as follows: (i) Anthony Brandon Escobar-4,937,500 shares for $39,500; (iii) Sean Escobar-31,250 shares for $250; and (iii) Anthony Coletti-31,250 shares for $250. This sale of Trafalgar’s common stock was for the purpose of raising operating capital for the Company.

On July 13, 2018, HY (HK) Financial Investments Co., Ltd. A Hong Kong limited company (“HY”) purchased 5,000,000 shares of common stock (the “Shares”) of Trafalgar for $410,000. Of the Shares, 4,937,500, were acquired from Anthony Escobar, Trafalgar’s former Chief Executive Officer and former Director, 31,250 were acquired from Anthony Coletti, Trafalgar’s former Principal Accounting Officer, former Secretary, former Treasurer, and former Director, and 31,250 were acquired from Sean Escobar, a Trafalgar former Vice President and former Director. The Shares represented approximately 95% of Trafalgar’s issued and outstanding common stock. HY used funds from its working capital to acquire the Shares and the transaction completed on July 13, 2018.

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On January 23, 2019, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Trafalgar Resources, Inc., a Utah corporation (PINK:TFLG) (“Trafalgar”), for the purpose of reincorporating from the state of Utah into the state of Delaware. The merger became effective March 13, 2019. Immediately prior to the merger, Trafalgar had issued and outstanding 5,251,309 shares of its common stock. On the effective date of the merger with China Foods, each share of Trafalgar common stock converted into one share of China Foods’s common stock. After the Merger, HY (HK) Financial Investments Co, Ltd. owns 5,000,000 shares of common stock of the Company, representing approximately 95.2% of our issued and outstanding common stock.

On May 13, 2019, the Company appointed Xiao Jun Kong and Liu Yang as directors of the Company. Also on May 13, 2019, the Company appointed Xiao Jun Kong as its Chief Executive Officer and Chief Financial Officer. With the merger of Trafalgar Resources, Inc. with and into the Company, the Company’s initial director and President, Yunsi Liu, will remain a director and President.

Acquisition of ECGL

On June 8, 2020, CHINA FOODS HOLDIINGS LIMITED (“we”, “us” or the “Company”), executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with Elite Creation Group Limited, a private limited company organized under the laws of British Virgin Islands (“ECGL”), and the shareholders of ECGL. Pursuant to the Share Exchange Agreement, we purchased Fifty Thousand (50,000) shares of ECGL (the “ECGL Shares”), representing all of the issued and outstanding shares of common stock of ECGL. As consideration, we agreed to issue to the shareholders of ECGL Fifteen Million (15,000,000) shares of our common stock, at a value of US $0.32 per share, for an aggregate value of $4,800,000. We consummated the acquisition of ECGL on July 9, 2020.

ECGL is a healthcare product distributing and marketing company. As a result of our acquisition of ECGL, we entered into the healthcare product distributing and marketing industry.

Financial Condition

Results of Operations

We have been significantly impacted by COVID-19 global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. China and many other countries have issued policies intended to stop or slow the further spread of the disease.

COVID-19 and China’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business or our operations.

The following table sets forth certain operational data for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
Revenues	$35,021	$413,090
Cost of revenue	(28,235)	(372,782)
Gross profit	6,786	40,308
Total operating expenses	(139,891)	(282,354)
Total other income	2,208	210
Loss before Income Taxes	(130,897)	(241,836)
Income tax expense	-	-
Net loss	(130,897)	(241,836)

Revenue. We generated revenues of $35,021 and $413,090 for the three months ended March 31, 2020 and 2019. The significant decrease is due to temporary business closedown amid the coronavirus (COVID-19) outbreak in China in the first quarter of 2020.

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During the three months ended March 31, 2020 and 2019, the following customers accounted for 10% or more of our total net revenues:

	Three Months ended March 31, 2020		March 31, 2020
Customers	Revenues	Percentage of revenues	Accounts receivable
Guangdong Hualian Health Industry Co., Ltd.	$34,930	99%	$193,190

TOTAL	$34,930	99%	$193,190

	Three months ended March 31, 2019			March 31, 2019
Customers	Revenues	Percentage of revenues		Accounts receivable
Shenzhen Tengfengtai Trade Co., Ltd.	$215,326	52%		$–
Guangdong Hualian Health Industry Co., Ltd.	186,881	45%		–
Total:	$402,207	97%	Total:	$–

All of our major customers are located in the PRC.

Cost of Revenue. Cost of revenue for the three months March 31, 2020, was $28,235, and as a percentage of net revenue, approximately 80.62%. Cost of revenue for the three months ended March 31, 2019, was $372,782, and as a percentage of net revenue, approximately 90.24%. Cost of revenue decreased primarily as a result of the decrease in our business volume.

During the three months ended March 31, 2020 and 2019, the following vendors accounted for 10% or more of our purchases:

	Three Months ended March 31, 2020		March 31, 2020
Vendors	Purchases	Percentage of purchases	Accounts payable
Guangzhou Meichuntang Medical Technology Co., Ltd.	$48,695	100%	$-

TOTAL	$48,695	100%	$-

	Three months ended March 31, 2019			March 31, 2019
Vendors	Cost of revenue	Percentage of cost of revenue		Accounts payable
Guangzhou Fancai Packaging and Printing Co., Ltd.	$219,321	34%		$–
Heilongjiang Hengyuan Food Co., Ltd.	153,744	24%		–
Zhejiang Hongshiliang Group Tiantai Mountain Wuyao Co., Ltd.	115,004	18%		–
Guangzhou Zeli Pharmaceutical Technology Co. , Ltd.	88,170	13%		–
Total:	$576,239	89%	Total:	$–

Gross Profit. We achieved a gross profit of $6,786 and $40,308 for the three months ended March 31, 2020 and 2019, respectively. The decrease in gross profit is primarily attributable to the decrease in our business volume.

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General and Administrative Expenses (“G&A”). We incurred G&A expenses of $136,490 and $150,977 for the three months ended March 31, 2020, and 2019, respectively. The decrease in G&A is primarily attributable to the decrease in our business volume.

G&A as a percentage of net revenue was approximately 389.74% and 36.55% for the three months ended March 31, 2020 and 2019, respectively. The increase in G&A ratio is attributable to the decrease in our business revenue and temporary business closedown amid the coronavirus (COVID-19) outbreak in China in the first quarter of 2020.

Other Income (Expenses), net. We incurred net other income of $2,208 for the three months ended March 31, 2020, as compared to a net income of $210 for the three months ended March 31, 2019. Our net other income for the three months ended March 31, 2020 and 2019 consisted primarily of interest income.

Income Tax Expense. Our income tax expenses for the quarters ended March 31, 2020 and 2019 was $0 and $0, respectively.

Net Loss. During the three months ended March 31, 2020, we incurred a net loss of $130,897, as compared to $241,836 for the same period ended March 31, 2019. The net loss is primarily attributable to the decrease in our business volume amid the coronavirus (COVID-19) outbreak in 2020.

Comparison of the Years Ended December 31, 2019 and 2018

The following table sets forth certain operational data for the years indicated:

	Fiscal Years Ended December 31,
	2019	2018
Revenues, net	$3,382,513	$3,430,416
Cost of revenue	(2,662,292)	(2,393,149)
Gross profit	720,221	1,037,267
Total operating expenses	(631,750)	(1,010,862)
Total other income	634	5,099
Income Before Income Taxes	89,105	31,504
Income tax expense	(6,346)	(7,940)
Net income	82,759	23,564

Revenue. We generated revenues of $3,382,513 and $3,430,416 for the fiscal years ended December 31, 2019 and 2018.

During the twelve months ended December 31, 2019, and 2018, the following customers accounted for 10% or more of our total net revenues:

	Year ended December 31, 2019		December 31, 2019
	Revenues	Percentage of revenues	Accounts receivable
Guangdong Hualian Health Industry Co., Ltd.	$1,441,357	43%	$530,196
Guangzhou Hualian Gome Technology Co., Ltd.	1,192,672	35%	-
Shenzhen Tengfengtai Trade Co., Ltd.	565,986	17%	-
TOTAL	$3,200,015	95%	$530,196

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	Year ended December 31, 2018		December 31, 2018
	Revenues	Percentage of revenues	Accounts receivable
Wutong Shilian (Zhongshan) Industrial Investment Co., Ltd.	$1,179,362	34%	$-
Shenzhen Tengfengtai Trade Co., Ltd.	661,747	19%	45,198
Guangdong Hualian Health Industry Co., Ltd.	433,650	13%	-
TOTAL	$2,274,759	66%	$45,198

Cost of Revenue. Cost of revenue as a percentage of net revenue was approximately 78.71% for the fiscal year ended December 31, 2019. Cost of revenue as a percentage of net revenue was approximately 69.76% for the fiscal year ended December 31, 2018. The increase of cost of revenue as a percentage of net revenue is attributable to inflation and product price increases by the supplier and manufacturer.

During the year ended December 31, 2019 and 2018, the following vendors accounted for 10% or more of our purchases:

	Year ended December 31, 2019		December 31, 2019
	Purchases	Percentage of purchases	Accounts payable
Heilongjiang Hengyuan Food Co., Ltd.	$514,856	31%	$-
Guangzhou Meichuntang Medical Technology Co., Ltd.	269,262	16%	-
Guangzhou Fancai Packaging and Printing Co., Ltd.	263,621	16%	-
Guangzhou Zeli Pharmaceutical Technology Co. , Ltd.	262,462	16%	-
Guangzhou Kinton FSMP Co., Ltd.	251,510	15%	-
TOTAL	$1,561,711	94%	$-

	Year ended December 31, 2018		December 31, 2018
Vendors	Purchases	Percentage of purchases	Accounts payable
Zhejiang Hongshiliang Group Tiantai Mountain Wuyao Co., Ltd.	$940,389	37%	$–
Heilongjiang Hengyuan Food Co., Ltd.	416,325	16%	–
Guangzhou Fancai Packaging and Printing Co., Ltd.	389,609	15%	–
Guangzhou Zeli Pharmaceutical Technology Co. , Ltd.	356,163	14%	–
Guangzhou Kinton FSMP Co., Ltd.	310,179	12%	–
Total:	$2,412,665	94%	$–

Gross Profit. We achieved a gross profit of $720,221 and $1,037,267 for the fiscal years ended December 31, 2019, and 2018, respectively. The decrease in gross profit is primarily attributable to the increase in cost of revenue.

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $490,865 and $667,709 for the fiscal years ended December 31, 2019, and 2018, respectively. The decrease in G&A is primarily attributable to operation and business model restructuring.

Other Income (Expenses), net. We incurred net other income of $634 for the fiscal year ended December 31, 2019, as compared to a net income of $5,099 for the fiscal year ended December 31, 2018. Our net other income for the year ended December 31, 2019 and 2018 consisted primarily of interest income.

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Income Tax Expense. We recorded income tax expense of $6,346 and $7,940 for the fiscal years ended December 31, 2019 and 2018. The decrease in our income tax expenses is primarily attributable to our decrease in revenues.

Net Income. During the year ended December 31, 2019, we incurred a net income of $82,759, as compared to $23,564 for the same period ended December 31, 2018. The increase in net income is primarily attributable to decrease in operating expenses during the year.

Liquidity and Capital Resources

As of December 31, 2019, we had cash and cash equivalents of $634,492, accounts receivable of $530,196, inventories of $111,617, prepayments and other receivables of $320,818 and operating right-of-use assets of $70,819.

As of December 31, 2018, we had cash and cash equivalents of $50,440, accounts receivable of $45,198, inventories of $900,907, prepayments and other receivables of $775,909 and amounts due from a related company of $16,313.

As of March 31, 2020, we had cash and cash equivalents of $861,018, accounts receivable of $193,190, prepayments and other receivables of 263,077, inventories of $130,882 and operating right-of-use assets of $50,223.

We believe that our current cash and other sources of liquidity discussed below are adequate to support general operations for at least the next 12 months.

	Three Months Ended March 31,
	2020	2019
Net cash provided by (used in) operating activities	$271,690	$(765,585)
Net cash used in investing activities	(27,088)	0
Net cash provided by financing activities	14	16,313

Net Cash Provided By (Used In) Operating Activities.

For the three months ended March 31, 2020, net cash provided by operating activities was $271,690, which consisted primarily of the decrease in prepayment and other receivables of $57,741, decrease in accounts receivables of $337,006, increase in accrued liabilities and other payables of $28,340, offset by an increase in inventories of $19,265, a decrease in lease liabilities of $21,816 and decrease in customer deposit of $16,188

For the three months ended March 31, 2019, net cash used in operating activities was $765,585, which consisted primarily of the decrease in accounts receivables of $45,198, decrease in prepayments and other receivable of $85,122, increase in accrued liabilities and other payables of $28, increase in customer deposit of $591,035, offset by an increase in inventories of $ 1,257,709 and decrease in lease liabilities of $17,122.

We expect to continue to rely on cash generated through financing from our existing shareholders and private placements of our securities, however, to finance our operations and future acquisitions.

Net Cash Used In Investing Activities.

For the three months ended March 31, 2020, net cash used in investing activities was $27,088, consisted primarily of purchase of property, plant and equipment.

For the three months ended March 31, 2019, there is no net cash provided by investing activities.

Net Cash Provided By Financing Activities.

For the three months ended March 31, 2020, net cash provided by financing activities was $14, consisting primarily of advance from related companies.

For the three months ended March 31, 2019, net cash provided by financing activities was $16,313 consisting primarily of advances from the Company’s related parties.

	Years Ended December 31,
	2019	2018
Net cash provided by (used in) operating activities	$705,972	$(1,721,765)
Net cash used in investing activities	(123,919)	(86,116)
Net cash provided by financing activities	19,351	940,658

Net Cash Provided By (Used In) Operating Activities.

For the year ended December 31, 2019, net cash provided by operating activities was $705,972, which consisted primarily of the decrease in prepayment and other receivables of $455,091, increase in accounts receivables of $484,998, decrease in accrued liabilities and other payables of $1,120, offset by an decrease in inventories of $789,290, a decrease in lease liabilities of $81,864 and decrease in customer deposit of $177,761.

For the year ended December 31, 2018, net cash used in operating activities was $1,721,765, which consisted primarily of the increase in accounts receivables of $45,198, increase in prepayments and other receivable of $692,276, decrease in accrued liabilities and other payables of $12,712, decrease in customer deposit of $286,677, offset by an increase in inventories of $760,263.

We expect to continue to rely on cash generated through financing from our existing shareholders and private placements of our securities, however, to finance our operations and future acquisitions.

Net Cash Used In Investing Activities.

For the year ended December 31, 2019, net cash used in investing activities was $123,919, consisted primarily of purchase of plant and equipment of $120,622, and purchase of intangible assets of $3,297.

For the year ended December 31, 2018, net cash used in investing activities was $86,116, consisted primarily of purchase of plant and equipment of $124,110, and purchase of intangible assets of $1,526, offset by a return from processing disposal of plant and equipment of $39,520 ..

Net Cash Provided By Financing Activities.

For the year ended December 31, 2019, net cash provided by financing activities was $19,351, consisting primarily of advance from a related company.

For the year ended December 31, 2018, net cash provided by financing activities was $940,658 consisting primarily of advances from the related parties.

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Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Critical Accounting Policies and Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management’s subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following accounting policies are critical in the preparation of our financial statements.

●	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the period reported. Actual results may differ from these estimates.

●	Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer’s financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

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●	Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

The Company recognizes revenue from the sale of their healthcare products upon delivery to the customers, whereas the title and risk of loss are fully transferred to the customers. The Company records its revenues, net of value added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries in Hong Kong and Seychelles maintain their books and record in its local currency, Hong Kong Dollars (“S$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at avered age rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

●	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

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Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

●	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Accounting Standards Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) in order to increase transparency and comparability among organizations by recognizing right-of-use assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 requires a lessee to recognize a lease liability for future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet for most lease arrangements. The new standard also changes many key definitions, including the definition of a lease. The new standard includes a short-term lease exception for leases with a term of 12 months or less, as part of which a lessee can make an accounting policy election not to recognize right-of-use assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance in ASC 840.

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) and early adoption is permitted. In August 2018, the FASB issued ASU 2018-11, Leases, Targeted Improvements, which provides a new transition option in which an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment in the period of adoption. Prior period comparative balances will not be adjusted. The Company used the new transition option and was also utilizing the package of practical expedients that allows it to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. We also used the short-term lease exception for leases with a term of 12 months or less. Additionally, the Company used the practical expedient that allowed each separate lease component of a contract and the associated non-lease components to be treated as a single lease component. The exercise of lease renewal options is at our discretion and the renewal to extend the lease terms are not included in the Company’s Right-Of-Use assets and lease liabilities as they are not reasonably certain of exercise. The Company will evaluate the renewal options and when they are reasonably certain of exercise, the Company will include the renewal period in its lease term. As of the January 1, 2019, effective date the Company identified one finance lease arrangement in which it is a lessee.

In calculating the present value of the lease payments, the Company applied an individual discount rate for each of its leases, and determined the appropriate discount rate based on the remaining lease terms at the date of adoption. As the lessee to several lease agreements, the Company did not have insight into the relevant information that would be required to arrive at the rate implicit in the lease. Therefore, the Company utilized its outstanding borrowings as a benchmark to determine the incremental borrowing rate for its leases. The benchmark rate was adjusted to arrive at an appropriate discount rate for each lease.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Compensation – Stock Compensation (“Topic 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. This amendment applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company adopted ASU 2018-07 on January 1, 2019. The impact was immaterial to the financial statements.

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In June 2018, the FASB issued ASU No. 2018-08, Not-For-Profit Entities – Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made (“ASU 2018-08”). ASU 2018-08 clarifies how an entity determines whether a resource provider is participating in an exchange transaction by evaluating whether the resource provider is receiving commensurate value in return for the resources transferred. The guidance is effective for annual periods beginning after June 15, 2018, including interim periods within those annual periods, and has been adopted on a modified prospective basis. The modified prospective adoption is applied to agreements that are not completed as of the effective date, or entered into after the effective date. Under the modified prospective adoption approach, prior period results have not been restated and no cumulative-effect adjustment has been recorded. The Company does not expect this standard to have a material impact on its financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on our financial position, results of operations or cash flows.

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PROPERTIES

We utilize space on a rent-free basis in the office located at Suite 3102, Everbright Center, 108 Gloucester Road, Wanchai, Hong Kong. This arrangement is expected to continue until the foreseeable future. We have no agreements with respect to the maintenance or future acquisition of the office facilities.

Our operating offices are located at No. 11, Qingbo Road, Ersha Island, Yuexiu District, Guangzhuou, China. and is comprised of 250 square meters. According to the lease, we are obligated to pay a quarterly rent of RMB 159,136 (approximately US $24,000) during the term. The lease expires on December 31, 2020. The foregoing description of the lease is qualified in its entirety by reference to the Lease Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

In addition to the operating office located in Guangzhou, we also lease a 173 square meter warehouse located at Baiyun district, Guangzhou. Under the terms of the lease, we are obligated to pay a monthly rent of RMB 7,600 (approximately US$ 1,087. The lease expires March 31, 2021. The foregoing description of the lease is qualified in its entirety by reference to the Lease Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 9, 2020 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Officers and Directors
Xiao Jun KONG (3)	18,951,000	93.57%
Cheng Ni HU(4)	675,000	3.33%

All executive officers and directors as a group (2 persons)	19,626,000	96.90%

Shareholders Holding In Excess of 5%
HY (HK) Financial Investments Co., Ltd. (3)	5,001,000	24.69%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of July 9, 2020. Applicable percentage ownership is based on 20,252,309 shares of common stock outstanding as of July 9, 2020, and any shares that such person or persons has the right to acquire within 60 days of July 9, 2020, is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)

Unless otherwise noted, the business address of each beneficial owner listed is 17/F, 80 Gloucester Road, Wanchai, Hong Kong. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

(3)	Mr. Kong is deemed to be the beneficial owner of these 5,001,000 shares held by HY (HK) Financial Investments Co., Ltd. Mr. Kong is the Chief Executive Officer and majority shareholder of HY (HK) Financial Investments Co., Ltd.
(4)	Ms. Hu was appointed to serve on our board of directors effective July 9, 2020.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Positions
Xiao Jun KONG	46	Chief Executive Officer, Chief Financial Officer and Director
Yunsi LIU	31	Director
Cheng Ni HU	30	Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Xiao Jun KONG, age 46, has served as our Chief Executive Officer, Chief Financial Officer and Director since July 13, 2019. He currently serves as the Chief Executive Officer of Guangdong HY Capital Management CO., LTD and has served in that role since 2011. From 2007 to 2011, Mr. Kong was the Executive Director of the Asia Aluminum Group. Mr. Kong has experience in leading large-scale M&A and investment projects in different industries such as agriculture, film and media, and cultural tourism. Mr. Kong holds a bachelor degree in accounting from Southwestern University of Finance and Economics in Chengdu, Sichuan, China. He is also qualified as Chinese Certified Public Accountant, Certified Tax Agent, US Chartered Financial Analyst, and Fellow of the Institute of Financial Accountants UK. Mr. Kong brings to our board his experience in business development, strategic planning, and management.

Yunsi LIU, age 31, has been a President and director of China Foods, prior to the Merger, since January 15, 2019. She currently serves as the General Manager of Dray Alliance (a venture-backed, technology startup in the trucking industry) and has served in that role since 2019. Concurrently, she is the Managing Partner of Craft and Swan, LLC. From 2015 to 2020, Ms. Yunsi Liu served in executive capacities for various startups in the Southern California region. Ms. Liu graduated from the University of Pennsylvania with a Bachelor of Science in Economics degree from the Wharton School, and a Bachelor of Arts in Philosophy degree from the College of Arts and Sciences. Ms. Liu brings to the Board her experience in finance, management and operations

Cheng Ni HU, age 30, was appointed to serve as our director in July 9, 2020. She currently serves as the Marketing director of KangHuaGuoYao (GuangDong) Tech Pty. Ltd. for formulating the company’s strategy in marketing, branding and producing, and has served in that role since December 2018. From 2016 to 2018, she served as restore and relocate project manager in North Sydney Railway. Ms. Hu graduated from the University of Sydney with a Bachelor degrees in Commerce and Combined Commerce (Marketing) and Public Affair from Southern California University. Ms. Hu brings to the Board her experience in marketing and operations

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

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●	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

●	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Currently, our executive directors and officers do not receive compensation for services provided in such capacities. We anticipate providing cash compensation for services in the future to our executive officers and directors. We expect to establish an incentive compensation plan as our company matures. We expect that our executive compensation philosophy will be to create a long-term direct relationship between pay and our performance. Our executive compensation program will be designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives will be to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. We expect the compensation package of our named executive officers to consist of the following main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations;

2.	incentive compensation consisting of stock options, restricted stock and the like; and

3.	discretionary bonus awards payable in cash and or securities of the Company tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

As we do not have Compensation Committee, our Board will be responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. The Board will annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. The Board may award discretionary bonuses to each of the named executives, and reviews and approves the process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, the Board will review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

39

We expect out Chief Executive Officer to periodically provide the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board will provide an evaluation for the Chief Executive Officer. These evaluations will serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We expect to engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

We expect our executive compensation program to consist of the following elements:

Base Salary

Our base salary structure will be designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer will reflect our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board will consider all of these factors, though it will not assign specific weights to any factor. The Board will generally review the base salary for each named executive officer on an annual basis. For each of our named executive officers, we expect to review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

Discretionary Bonus

The objectives of our bonus awards will be to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Each of our named executive officers will be eligible for consideration for a discretionary cash bonus. The Chief Executive Officer will make recommendations regarding bonus awards for the named executive officers and the Board provides the bonus recommendation for the Chief Executive Officer. However, the Board/Compensation Committee will have sole and final authority and discretion in designating to whom awards are made, the size of the award, if any, and its terms and conditions. The bonus recommendation for each of the named executive officers depends on a number of factors, including (i) the performance of the Company for the year, (ii) the satisfaction of certain individual and corporate performance measures, and (iii) other factors which the Board may deem relevant. The Company did not award any cash bonuses during fiscal year 2019.

Stock Holdings

The Board recognizes the importance of having a portion of the named executive officers’ compensation be paid in the form of equity, to help align the executives’ interests with the interests of the Company’s stockholders. Initially, we expect the Board to emphasize the cash-based portion of our compensation program over a stock program because it believes the discretionary nature of the cash-based compensation gives it the needed flexibility to factor in and reward the attainment of longer-term goals for the Company and the executives, as the Board deems appropriate.

We have not timed nor do we plan to time our release of material non-public information for the purpose of affecting the value of executive compensation.

40

Summary Compensation Table

The following tables set forth, for each of the last two completed fiscal years of the Company, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Equity Awards ($)	All Other Compensation ($)	Total ($)

Xiao Jun KONG (1)	2019	0	0	0	0	0
(Chief Executive Officer, Chief Financial Officer and Director)	2018	0	0	0	0	0

Anthony Escobar (2)	2019	0	0	0	0	0
(Chief Executive Officer, President and Director)	2018	0	0	0	0	0

(1)	Xiao Jun KONG has served as our Chief Executive Officer, Chief Financial Officer, and director since July 13, 2018.
(2)	Anthony Escobar resigned from his positions as our Chief Executive Officer, President and Director effective July 18, 2018.

Narrative Disclosure to Summary Compensation Table

Our executive officers are not parties to employment agreements with the Company. As the Company matures, we expect to enter into compensation arrangements in the near future.

Other than set out above and below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We expect to establish one or more incentive compensation plans in the future. Our directors and executive officers may receive securities of the Company as incentive compensation at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Equity Awards

There are no options, warrants or convertible securities outstanding held of record or beneficially owned by our directors or executive officers. At no time during the last fiscal year with respect to any of any of our executive officers was there:

●	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

●	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

●	any option or equity grant;

●	any non-equity incentive plan award made to a named executive officer;

●	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

●	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

41

Compensation of Directors

During our fiscal year ended December 31, 2019, we did not provide compensation to any of our employee directors for serving as our director. We currently have no formal plan for compensating our employee directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Non-Employee Director Fees

Our Board determines the form and amount of compensation for our non-employee directors based on informal surveys of similar companies and the amount necessary to attract and retain such directors. For the fiscal year ended December 31, 2019, we paid each of our non-employee directors as follows:

Name	Fees earned or paid in cash* ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Yunsi LIU (1)	$12,000	–	–	–	–	–	$12,000

(1)	Ms. Liu was appointed to her position on our Board of Directors effective January 15, 2019.

* All fees were paid in United States Dollars.

Directors who are residents of China do not receive compensation. Ms. Liu, our director who is a U.S. resident, receives a quarterly retainer in the amount of $2,000 in accordance with the terms of a Director Retainer Agreement effective from January 1, 2020. All directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. The foregoing description of the Director Retainer Agreement is qualified in its entirety by reference to the Director Retainer Agreement, which is filed as Exhibit 10.6 to this Current Report and incorporated herein by reference.

Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. Our compensation programs are substantially identical among business units and corporate functions. The risk-mitigating factors considered in this assessment included:

●	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and

●	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

42

Compensation Committee Interlocks and Insider Participation

We have not yet established a Compensation Committee. Our Board of Directors performs the functions that would be performed by a compensation committee. During the fiscal year ended December 31, 2019, none of our executive officers has served: (i) on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors; (ii) as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the registrant; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there are no transactions during our two most recent fiscal years ended December 31, 2019 and 2018, or any currently proposed transaction, in which our Company was or to be participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

During the year ended December 31, 2019, the consulting fee of $12,000 was paid to Ms. Yunsi Liu, our director.

During the year ended December 31, 2018, all the twelve notes owed to Trafalgar’s former president were waived. An aggregated principal and interest of $350,547 were waived, while the former president drew down the cash of $13,392.

From time to time, Xiao Jun Kong, our Chief Executive Officer, Chief Financial Officer, President and Director, advanced funds to the Company for working capital purposes. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment. As of March 31, 2020, and 2019, $1,230,111 and $1,230,111 was outstanding, respectively. As of December 31, 2019 and 2018, $1,230,111 and $1,230,111 was outstanding, respectively.

We have not adopted policies or procedures for approval of related person transactions but review them on a case-by-case basis. We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties. Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

Director Independence

Our board of directors currently consists of Xiao Jun KONG, our Chief Executive Officer, President, and Chief Financial Officer, Yunsi LIU and Cheng Ni HU. Mr. Kong does not qualify as an independent director under the published listing requirements of the NASDAQ Stock Market or the NYSE. As of the date hereof, we have not adopted a standard of independence nor do we have a policy with respect to independence requirements for our board members or that a majority of our board be comprised of “independent directors.”

LEGAL PROCEEDINGS

We are not a party to any legal or administrative proceedings that we believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. There are no pending legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, is a party adverse to the Company or has a material interest adverse to the Company.

43

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Shares of our common stock are quoted on the OTC Pink under the symbol “CFOO”. At July 1, 2020, the closing price for the Company’s Common Stock was $1,25. All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the OTC Pink. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid
June 2020	$1.25	$1.25
March 2020	$1.25	$1.25
December 2019	$1.25	$1.25

September 2019	$1.25	$1.25
June 2019	$1.25	$1.25
March 2019	$1.25	$1.25
December 2018	$1.25	$1.25

September 2018	$1.25	$1.25
June 2018	$1.05	$1.05
March 2018	$3.00	$1.01
December 2017	$1.01	$1.01

(b) Approximate Number of Holders of Common Stock

As of June 23, 2020, there were approximately 227 shareholders of record of our common stock. Such number does not include any shareholders holding shares in nominee or “street name”.

(c) Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We paid no dividends during the periods reported herein, nor do we anticipate paying any dividends in the foreseeable future.

(d) Equity Compensation Plan Information

None.

(e) Recent Sales of Unregistered Securities

None.

DESCRIPTION OF SECURITIES

The following is a description of the material provisions of our capital stock, as well as other material terms of our Certificate of Incorporation and Bylaws. We refer you to our \ Certificate of Incorporation, as amended, and Bylaws, copies of which have been filed as exhibits to this report.

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Common Stock

We are authorized, subject to limitations prescribed by Delaware law, to issue up to 100,000,000 shares of common stock with a nominal par value of $0.0001.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Under our Certificate of Incorporation, stockholders do not have the right to cumulate votes for the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We are not currently authorized to issue shares of preferred stock. Our Certificate of Incorporation however, allows our board of directors to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock in the event that shares of preferred stock are authorized in the future. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Options and Warrants

As of the date of this Report, we had no outstanding options to purchase shares of our common stock.

Transfer Agent and Registrar

Our transfer agent is Colonial Stock Transfer Co., Inc, located at 66 Exchange Place, 1st floor, Salt Lake City, UT 84111, telephone number 801-355-5740.

Anti-takeover Provisions

Some of the provisions of Delaware law, our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company or removing our incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

45

Our Certificate of Incorporation or Bylaws provide that:

●	Board of Directors Vacancies. Our Certificate of Incorporation and Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	Special Meeting of Stockholders. Our Bylaws provide that a special meeting may be called by the Board, the chairman of the Board of Directors, the chief executive officer, the president or the Board of Directors or by the secretary of the Corporation upon the written request of stockholders entitled to cast not less than one-third percent (33-1/2%) of all the votes entitled to be cast at such meeting stating the purpose of such meeting and the matters proposed to be acted on at such meeting.

●	Stockholder Action. Our Bylaws provide that any action which may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

●	No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting.

●	Bylaws Amendments Without Stockholder Approval. Our Bylaws provide that a majority of the authorized number of directors will generally have the power to adopt, amend or repeal our bylaws without stockholder approval;

●	Broad Indemnity; Advancement of Expenses. We are permitted to indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defence measures. We are also permitted to advance payments to directors and officers prior to final disposition so long as such directors or officers provide an undertaking to repay all amounts so advanced if it is ultimately determined by a final, non-appealable order of a court of competent jurisdiction that such director or officer is not entitled to indemnification. These provisions may make it more difficult to remove directors and officers and delay a change in control of our management.

Delaware Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits public companies from entering into a business combination (including a merger, sale of assets or transfer of stock) with an “interested stockholder” for a period of three years after the person becomes an interested stockholder, unless certain conditions apply. An “interested stockholder” is defined as a person or group of persons who beneficially acquire 15% or more of the outstanding voting stock of the corporation. Section 203 does not apply if the corporation’s board of directors preapproves the transaction by which a stockholder becomes an interested stockholder, or if the subsequent business combination with an interested stockholder is authorized at a stockholder meeting by two-thirds of the corporation’s outstanding voting stock (excluding the stock held by the interested stockholder). Further, a stockholder who acquires 85% or more of the voting stock of a corporation (excluding stock held by directors who are also officers and certain employee stock plans) in the first transaction in which it becomes an interested stockholder is not subject to the three-year waiting period for any subsequent business combination.

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A Delaware corporation may amend its certificate of incorporation to “opt out” of Section 203’s anti-takeover protection. The amendment must be approved by the affirmative vote of a majority of the shares entitled to vote, in addition to any other vote required by law, and it must be effected before any stockholder becomes an interested stockholder. Subject to certain exceptions, such amendment will not take effect until twelve months after its adoption.

Because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders, the restrictions of Section 203 of the Delaware General Corporation Law do not apply to us. We intend, however, to amend our Certificate of Incorporation to elect not to be governed by Section 203 of the DGCL to facilitate potential future business combinations regardless of whether such business combinations are with interested stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for liability:

●	for any breach of their duty of loyalty to our company or our stockholders;
●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
●	for any transaction from which they derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

We intend to enter into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws or in any indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We expect to obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ELITE CREATION GROUP LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Shareholders of

Elite Creation Group Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Elite Creation Group Limited and Subsidiaries (“the Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the consolidated financial statements, as of December 31, 2019, the Company has suffered from working capital deficit. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also include evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

/s/ HKCM CPA & Co.
Certified Public Accountants

Hong Kong, China
July 9, 2020

F-2

ELITE CREATION GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$634,492	$50,440
Accounts receivable	530,196	45,198
Amount due from a related company	-	16,313
Prepayments and other receivable	320,818	775,909
Inventories	111,617	900,907
Right-of-use assets	70,819	-

Total current assets	1,667,942	1,788,767

Non-current assets:
Plant and equipment	181,309	98,035
Intangible assets	4,564	1,473

Total non-current assets	185,873	99,508

TOTAL ASSETS	$1,853,815	$1,888,275

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	$-	$1,120
Customer deposits	389,922	567,683
Lease liabilities	75,304	-
Amount due to a shareholder	1,230,111	1,230,111
Amount due to a related company	3,038	-

Total current liabilities	1,698,375	1,798,914

TOTAL LIABILITIES	1,698,375	1,798,914

Commitments and contingencies	-	-

SHAREHOLDERS’ EQUITY
Ordinary shares: 50,000 shares authorized; $1 par value; 50,000 shares issued and outstanding at December 31, 2019 and 2018	50,000	50,000
Accumulated other comprehensive loss	(54,001)	(37,321)
Retained earnings	159,441	76,682

Total shareholders’ equity	155,440	89,361

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,853,815	$1,888,275

See accompanying notes to consolidated financial statements.

F-3

ELITE CREATION GROUP LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2019	2018

Revenue, net	$3,382,513	$3,430,416

Cost of revenue	(2,662,292)	(2,393,149)

Gross profit	720,221	1,037,267

Operating expenses:
Selling and distribution expenses	140,885	343,153
General and administrative expenses	490,865	667,709
Total operating expenses	631,750	1,010,862

INCOME FROM OPERATION	88,471	26,405

Other income:
Interest income	379	3,524
Sundry income	255	1,575

Total other income	634	5,099

INCOME BEFORE INCOME TAXES	89,105	31,504

Income tax expense	(6,346)	(7,940)

NET INCOME	$82,759	$23,564

Other comprehensive loss:
– Foreign currency adjustment loss	(16,680)	(65,763)

COMPREHENSIVE INCOME (LOSS)	$66,079	$(42,199)

See accompanying notes to consolidated financial statements.

F-4

ELITE CREATION GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019AND 2018

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2019	2018

Cash flow from operating activities:
Net income	$82,759	$23,564
Adjustments to reconcile net income to net cash generated from operating activities
Depreciation	38,018	43,449
Amortization	208	56
Loss on disposal of plant and equipment	-	8,292
Non-cash lease expense	86,349	-
	207,334	75,361
Change in operating assets and liabilities:
Accounts receivables	(484,998)	(45,198)
Prepayments and other receivable	455,091	(692,276)
Inventories	789,290	(760,263)
Accrued liabilities and other payables	(1,120)	(12,712)
Customer deposit	(177,761)	(286,677)
Lease liabilities	(81,864)	-
Net cash generated from (used in) operating activities	705,972	(1,721,765)

Cash flow from investing activities
Addition of plant and equipment	(120,622)	(124,110)
Proceed from disposal of plant and equipment	-	39,520
Addition of intangible assets	(3,297)	(1,526)

Net cash used in investing activities	(123,919)	(86,116)

Cash flow from financing activities:
Advances from a shareholder	-	804,859
Advances from a related company	19,351	135,799
Net cash generated from financing activities	19,351	940,658

Foreign currency translation adjustment	(17,352)	(61,507)

Net change in cash and cash equivalents	584,052	(928,730)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	50,440	979,170

CASH AND CASH EQUIVALENTS, END OF YEAR	$634,492	$50,440

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$6,346	$40,269

See accompanying notes to consolidated financial statements.

F-5

ELITE CREATION GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

	Common stock		Accumulated other comprehensive (loss)	Retained	Total shareholders’
	No. of shares	Amount	income	earnings	equity

Balance as at January 1, 2018	50,000	$50,000	$28,442	$53,118	$131,560

Foreign currency translation adjustment	-	-	(65,763)	-	(65,763)

Net income for the year	-	-	-	23,564	23,564

Balance as at December 31, 2018	50,000	$50,000	$(37,321)	$76,682	$89,361

Balance as at January 1, 2019	50,000	$50,000	$(37,321)	$76,682	$89,361

Foreign currency translation adjustment	-	-	(16,680)	-	(16,680)

Net income for the year	-	-	-	82,759	82,759

Balance as at December 31, 2019	50,000	$50,000	$(54,001)	$159,441	$155,440

See accompanying notes to consolidated financial statements.

F-6

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Elite Creation Group Limited (the “Company”) is a private limited liability company and was incorporated on September 5, 2018 in the British Virgin Islands (the “BVI”). The Company through its subsidiaries, mainly engaged in the design and development, sale and distribution of healthcare products in the People’s Republic of China.

Pursuant to its Memorandom of Association, the authorized capital is amounted to $50,000 representing 50,000 ordinary shares with a par value of $1 at its inception.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

Alpha Wellness Limited	Hong Kong, a limited liability company	Investment holding	300,000 issued shares of HK$1 each	100%

Guangzhou Xiaoxiang Health Industry Ltd	The PRC, a limited liability company	Sales of healthcare products	RMB 8,300,000	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

●	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-7

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Accounts receivables

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer’s financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2019 and 2018, there was no allowance for doubtful accounts.

●	Inventories

Inventories are stated at the lower of cost or market value (net realizable value), cost being determined on a first-in-first-out method. Costs include material and manufacturing overhead costs. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. As of December 31, 2019 and 2018, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful lives	Residual value
Furniture, fixture and equipment	3 years	5%
Motor vehicle	3.33 to 4 years	5%

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Intangible assets

Intangible assets represented trademarks of their products and are stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of their registrations on a straight-line basis, which is 10 years and will expire in 2028.

Amortization expense for the years ended December 31, 2019 and 2018 were $208 and $56, respectively.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment, as well as intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the years presented.

F-8

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

The Company recognizes revenue from the sale of their healthcare products upon delivery to the customers, whereas the title and risk of loss are fully transferred to the customers. The Company records its revenues, net of value added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. The Company experienced no product returns and recorded no reserve for sales returns for the years ended December 31, 2019 and 2018.

●	Cost of revenue

Cost of revenue consists primarily of the cost of goods sold and freight charges, which are directly attributable to the sales and delivery of products.

●	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

●	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended December 31, 2019 and 2018.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

F-9

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong SAR and the People’s Republic of China and maintain its books and record in its local currency, Hong Kong Dollars (“HK$”) and Renminbi (“RMB”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HK$ and RMB into US$ has been made at the following exchange rates for the years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Year-end HK$:US$ exchange rate	0.12842	0.12769
Annual average HK$:US$ exchange rate	0.12764	0.12760
Year-end RMB:US$ exchange rate	0.14354	0.14538
Annual average RMB:US$ exchange rate	0.14478	0.15133

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

●	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

F-10

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

●	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

F-11

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, approximate their fair values because of the short maturity of these instruments.

●	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Accounting Standards Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) in order to increase transparency and comparability among organizations by recognizing right-of-use assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 requires a lessee to recognize a lease liability for future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet for most lease arrangements. The new standard also changes many key definitions, including the definition of a lease. The new standard includes a short-term lease exception for leases with a term of 12 months or less, as part of which a lessee can make an accounting policy election not to recognize right-of-use assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance in ASC 840.

F-12

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) and early adoption is permitted. In August 2018, the FASB issued ASU 2018-11, Leases, Targeted Improvements, which provides a new transition option in which an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment in the period of adoption. Prior period comparative balances will not be adjusted. The Company used the new transition option and was also utilizing the package of practical expedients that allows it to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. We also used the short-term lease exception for leases with a term of 12 months or less. Additionally, the Company used the practical expedient that allowed each separate lease component of a contract and the associated non-lease components to be treated as a single lease component. The exercise of lease renewal options is at our discretion and the renewal to extend the lease terms are not included in the Company’s Right-Of-Use assets and lease liabilities as they are not reasonably certain of exercise. The Company will evaluate the renewal options and when they are reasonably certain of exercise, the Company will include the renewal period in its lease term. As of the January 1, 2019, effective date the Company identified one finance lease arrangement in which it is a lessee.

In calculating the present value of the lease payments, the Company applied an individual discount rate for each of its leases, and determined the appropriate discount rate based on the remaining lease terms at the date of adoption. As the lessee to several lease agreements, the Company did not have insight into the relevant information that would be required to arrive at the rate implicit in the lease. Therefore, the Company utilized its outstanding borrowings as a benchmark to determine the incremental borrowing rate for its leases. The benchmark rate was adjusted to arrive at an appropriate discount rate for each lease.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Compensation – Stock Compensation (“Topic 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. This amendment applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company adopted ASU 2018-07 on January 1, 2019. The impact was immaterial to the financial statements.

In June 2018, the FASB issued ASU No. 2018-08, Not-For-Profit Entities – Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made (“ASU 2018-08”). ASU 2018-08 clarifies how an entity determines whether a resource provider is participating in an exchange transaction by evaluating whether the resource provider is receiving commensurate value in return for the resources transferred. The guidance is effective for annual periods beginning after June 15, 2018, including interim periods within those annual periods, and has been adopted on a modified prospective basis. The modified prospective adoption is applied to agreements that are not completed as of the effective date, or entered into after the effective date. Under the modified prospective adoption approach, prior period results have not been restated and no cumulative-effect adjustment has been recorded. The Company does not expect this standard to have a material impact on its financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

F-13

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations or cash flows.

3. GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from a working capital deficit of $30,433 at December 31, 2019. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern through December 31, 2020 is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

F-14

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

4. AMOUNT DUE FROM A RELATED COMPANY

As of December 31, 2018, the Company made temporary advances to a related company, which is controlled by the director of the Company. The balance was unsecured, interest-free and repayable on demand. The amount was fully repaid during the year ended December 31, 2019.

5. PREPAYMENTS AND OTHER RECEIVABLE

Prepayments and other receivable consisted of the following:

	As of December 31,
	2019	2018

Prepayments	$13,704	$156,600
Purchase deposits	273,018	566,141
Other deposits	23,421	20,523
Other receivables	10,675	32,645
	$320,818	$775,909

Purchase deposits represented deposit payments made to vendors for procurement, which are interest-free, unsecured and relieved against accounts payable when goods are received by the Company.

6. INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2019	2018

Packing materials	$67,001	$243,364
Finished goods	44,616	657,543
	$111,617	$900,907

For the years ended December 31, 2019 and 2018, no allowance for obsolete inventories was recorded by the Company.

7. PLANT AND EQUIPMENT

Plant and equipment consisted of the following:

	As of December 31,
	2019	2018

Motor vehicle	$241,289	$119,083
Furniture, fixture and equipment	10,445	10,445
Foreign translation difference	(5,846)	(4,262)
	245,888	125,266
Less: accumulated depreciation	(66,147)	(28,129)
Less: foreign translation difference	1,568	898
Plant and equipment, net	$181,309	$98,035

F-15

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Depreciation expense for the years ended December 31, 2019 and 2018 were $38,018 and $43,449, respectively.

8. CUSTOMER DEPOSITS

Customer deposits represented cash paid to the Company from the customer, for which the Company has an obligation to deliver the orders to satisfy with the customers, or to return the funds.

As of December 31, 2019 and 2018, the deposit received from customers was $389,922 and $567,683 respectively.

9. AMOUNTS DUE TO A SHAREHOLDER AND A RELATED COMPANY

The amounts represented temporary advances to the Company by its shareholder and related company which were unsecured, interest-free and have no fixed terms of repayments.

10. LEASE

The Company leased office and warehouse facilities under various non-cancelable operating leases expiring at the term of 2 to 2.5 year, through December 31, 2020.

Right of use assets and lease liability – right of use are as follows:

	As of December 31,
	2019	2018

Right-of-use assets	$70,819	$-

The lease liability – right of use is as follows:

	As of December 31,
	2019	2018

Current portion	$75,304	$-
Non-current portion	-	-

Total	$75,304	$-

As of December 31, 2019, the operating lease payment of $75,304 will become matured in the next 12 months.

11. SHAREHOLDERS’ EQUITY

Authorized shares

As of December 31, 2019 and 2018, the Company’s authorized shares were 50,000 ordinary shares, with a par value of $1.

Issued and outstanding shares

As of December 31, 2019 and 2018, the Company had 50,000 ordinary shares issued and outstanding.

F-16

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

12. INCOME TAX

The provision for income taxes consisted of the following:

	Years ended December 31,
	2019	2018

Current tax	$6,346	$7,940
Deferred tax	-	-
Income tax expense	$6,346	$7,940

The Company’s subsidiary mainly operates in the PRC that is subject to taxes in the governing jurisdictions in which it operates. The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

The PRC

The Company’s subsidiary operating in the PRC is subject to the Corporate Income Tax Law of the People’s Republic of China at a unified income tax rate of 25%. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2019 and 2018 is as follows:

	Years ended December 31,
	2019	2018

Income before income taxes	$92,128	$31,504
Statutory income tax rate	25%	25%
Income tax expense at statutory rate	23,032	7,876
Tax holiday	(16,686)	-
Tax adjustments	-	64
Income tax expense	$6,346	$7,940

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The Company generated an operating loss during the year ended December 31, 2019.

13. PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in the People’s Republic of China. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2019 and 2018, $23,221 and $25,793 contributions were made accordingly.

F-17

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

14. RELATED PARTY TRANSACTIONS

From time to time, the Company’s director advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

The Company has been provided free office space by its stockholder. The management determined that such cost is nominal and did not recognize the rent expense in its consolidated financial statements.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

15. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the years ended December 31, 2019 and 2018, the customers who accounts for 10% or more of the Company’s revenues and its outstanding receivable balances as at year-end dates, are presented as follows:

	Year ended December 31, 2019			December 31, 2019
Customer	Revenues	Percentage of revenues		Accounts receivable

Customer A	$1,441,357	43%		$530,196
Customer B	1,192,672	35%		-
Customer C	565,986	17%		-

Total:	$3,200,015	95%	Total:	$530,196

	Year ended December 31, 2018			December 31, 2018
Customer	Revenues	Percentage of revenues		Accounts receivable

Customer D	$1,179,362	34%		$-
Customer C	661,747	19%		45,198
Customer A	433,650	13%		-

Total:	$2,274,759	66%	Total:	$45,198

All of the Company’s customers are located in the People’s Republic of China.

(b) Major vendors

For the years ended December 31, 2019 and 2018, the vendor who accounts for 10% or more of the Company’s purchases and its outstanding payable balances as at year-end dates, are presented as follows:

	Year ended December 31, 2019			December 31, 2019
Vendor	Purchases	Percentage of purchases		Accounts payable

Vendor A	$514,856	31%		$-
Vendor B	269,262	16%		-
Vendor C	263,621	16%		-
Vendor D	262,462	16%		-
Vendor E	251,510	15%		-

Total:	$1,561,711	94%	Total:	$-

F-18

ELITE CREATION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Year ended December 31, 2018			December 31, 2018
Vendor	Purchases	Percentage of purchase		Accounts payable

Vendor F	$940,389	37%		$-
Vendor A	416,325	16%		-
Vendor C	389,609	15%		-
Vendor D	356,163	14%		-
Vendor E	310,179	12%		-

Total:	$2,412,665	94%	Total:	$-

All of the Company’s vendors are located in the People’s Republic of China.

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Economic and political risk

The Company’s major operations are conducted in the People’s Republic of China. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of PRC’s economy may influence the Company’s business, financial condition, and results of operations.

(e) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RMB converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

16. COMMITMENTS AND CONTINGENCIES

As of December 31, 2019 and 2018, the Company has no material commitments or contingencies.

17. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2019, up through the date the Company issued the audited consolidated financial statements. During the period, the Company did not have any material recognizable subsequent events, except for the following transactions.

On June 8, 2020, the Company and its shareholders executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with China Foods Holdings Limited, a limited company organized under the laws of the State of Delaware (“CFOO”). Pursuant to the Share Exchange Agreement, the Company agreed to sell its aggregate of 50,000 ordinary shares representing 100% of the issued and outstanding ordinary shares of the Company. As consideration, the Company’s Shareholders were received 15,000,000 shares of CFOO’s common stock, at a value of $0.32 per share, for an aggregate value of $4,800,000 (the “Shares”). The parties are entitled to terminate the Share Exchange Agreement if closing has not occurred on or prior to September 30, 2020. The consummation of the transactions contemplated in the Share Exchange Agreement is subject to normal and customary conditions precedent including, without limitation         , satisfactory due diligence of the Company by CFOO.

F-19

ELITE CREATION GROUP LIMITED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

F-20

ELITE CREATION GROUP LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2020 AND DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$861,018	$634,492
Accounts receivable	193,190	530,196
Prepayments and other receivable	263,077	320,818
Inventories	130,882	111,617
Right-of-use assets	50,223	70,819

Total current assets	1,498,390	1,667,942

Non-current assets:
Plant and equipment	189,402	181,309
Intangible assets	4,368	4,564

Total non-current assets	193,770	185,873

TOTAL ASSETS	$1,692,160	$1,853,815

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	$28,340	$-
Customer deposits	373,734	389,922
Lease liabilities	53,415	75,304
Amount due to a shareholder	1,230,111	1,230,111
Amount due to a related company	3,052	3,038

Total current liabilities	1,688,652	1,698,375

TOTAL LIABILITIES	1,688,652	1,698,375

Commitments and contingencies	-	-

SHAREHOLDERS’ EQUITY
Ordinary shares: 50,000 shares authorized; $1 par value; 50,000 shares issued and outstanding at March 31, 2020 and December 31, 2019	50,000	50,000
Accumulated other comprehensive loss	(75,036)	(54,001)
Retained earnings	28,544	159,441

Total shareholders’ equity	3,508	155,440

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,692,160	$1,853,815

See accompanying notes to condensed consolidated financial statements.

F-21

ELITE CREATION GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended March 31,
	2020	2019

Revenue, net	$35,021	$413,090

Cost of revenue	(28,235)	(372,782)

Gross profit	6,786	40,308

Operating expenses:
Selling and distribution expenses	3,401	131,377
General and administrative expenses	136,490	150,977
Total operating expenses	139,891	282,354

LOSS FROM OPERATION	(133,105)	(242,046)

Other income:
Interest income	557	109
Sundry income	1,651	101

Total other income	2,208	210

LOSS BEFORE INCOME TAXES	(130,897)	(241,836)

Income tax expense	-	-

NET LOSS	$(130,897)	$(241,836)

Other comprehensive loss:
– Foreign currency adjustment (loss) gain	(21,035)	30,716

COMPREHENSIVE LOSS	$(151,932)	$(211,120)

See accompanying notes to condensed consolidated financial statements.

F-22

ELITE CREATION GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended March 31,
	2020	2019

Cash flow from operating activities:
Net loss	$(130,897)	$(241,836)
Adjustments to reconcile net loss to net cash generated from (used in) operating activities
Depreciation	16,126	7,793
Amortization	120	39
Non-cash lease expense	20,523	21,867
	(94,128)	(212,137)
Change in operating assets and liabilities:
Accounts receivables	337,006	45,198
Prepayments and other receivable	57,741	85,122
Inventories	(19,265)	(1,257,709)
Accrued liabilities and other payables	28,340	28
Customer deposit	(16,188)	591,035
Lease liabilities	(21,816)	(17,122)
Net cash generated from (used in) operating activities	271,690	(765,585)

Cash flow from investing activities
Addition of plant and equipment	(27,088)	-

Net cash used in investing activities	(27,088)	-

Cash flow from financing activities:
Advances from a related company	14	16,313
Net cash generated from financing activities	14	16,313

Foreign currency translation adjustment	(18,090)	28,272

Net change in cash and cash equivalents	226,526	(721,000)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	634,492	900,907

CASH AND CASH EQUIVALENTS, END OF PERIOD	$861,018	$179,907

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to condensed consolidated financial statements.

F-23

ELITE CREATION GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

			Accumulated other	(Accumulated deficit)
	Common stock		comprehensive	Retained	Total shareholders’
	No. of shares	Amount	losses	earnings	(deficit) equity
Balance as at January 1, 2019	50,000	$50,000	$(37,321)	$76,682	$89,361

Foreign currency translation adjustment	-	-	30,716	-	30,716

Net loss for the period	-	-	-	(241,836)	(241,836)

Balance as at March 31, 2019	50,000	$50,000	$(6,605)	$(165,154)	$(121,759)

Balance as at January 1, 2020	50,000	$50,000	$(54,001)	$159,441	$155,440

Foreign currency translation adjustment	-	-	(21,035)	-	(21,035)

Net loss for the period	-	-	-	(130,897)	(130,897)

Balance as at March 31, 2020	50,000	$50,000	$(75,036)	$28,544	$3,508

See accompanying notes to condensed consolidated financial statements.

F-24

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Elite Creation Group Limited (the “Company”) is a private limited liability company and was incorporated on September 5, 2018 in in the British Virgin Islands (the “BVI”). The Company through its subsidiaries, mainly engaged in the design and development, sale and distribution of healthcare products in the People’s Republic of China.

Pursuant to its Memorandom of Association, the authorized capital is amounted to $50,000 representing 50,000 ordinary shares with a par value of $1 at its inception.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

Alpha Wellness Limited	Hong Kong, a limited liability company	Investment holding	300,000 issued ordinary shares of HK$1 each	100%

Guangzhou Xiaoxiang Health Industry Limited	The PRC, a limited liability company	Sale of healthcare food products	RMB8,300,000	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

●	Basis of presentation

These accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Use of estimates and assumptions

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

●	Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-25

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

●	Accounts receivables

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer’s financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of March 31, 2020 and December 31, 2019, there was no allowance for doubtful accounts.

●	Inventories

Inventories are stated at the lower of cost or market value (net realizable value), cost being determined on a first-in-first-out method. Costs include material and manufacturing overhead costs. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. As of March 31, 2020 and December 31, 2019, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful lives	Residual value
Furniture, fixture and equipment	3 years	5%
Motor vehicle	3.33 to 4 years	5%

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Depreciation expense for the three months ended March 31, 2020 and 2019 were $16,126 and $7,793, respectively.

●	Intangible assets

Intangible assets represented trademarks of their products and are stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of their registrations on a straight-line basis, which is 10 years and will expire in 2028.

Amortization expense for the three months ended March 31, 2020 and 2019 were $120 and $39, respectively.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment, as well as intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the periods presented.

F-26

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

●	Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

The Company recognizes revenue from the sale of their healthcare products upon delivery to the customers, whereas the title and risk of loss are fully transferred to the customers. The Company records its revenues, net of value added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. The Company experienced no product returns and recorded no reserve for sales returns for the three months ended March 31, 2020 and 2019.

●	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

●	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the three months ended March 31, 2020 and 2019.

F-27

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the condensed consolidated statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong SAR and the People’s Republic of China and maintain its books and record in its local currency, Hong Kong Dollars (“HK$”) and Renminbi (“RMB”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HK$ and RMB into US$ has been made at the following exchange rates for the three months ended March 31, 2020 and 2019:

	2020	2019
Period-end HK$:US$ exchange rate	0.12899	0.12738
Period average HK$:US$ exchange rate	0.12869	0.12745
Period-end RMB:US$ exchange rate	0.14109	0.14901
Period average RMB:US$ exchange rate	0.14327	0.14823

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

F-28

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

●	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-29

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, approximate their fair values because of the short maturity of these instruments.

●	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

F-30

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

Accounting Standards Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) in order to increase transparency and comparability among organizations by recognizing right-of-use assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 requires a lessee to recognize a lease liability for future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet for most lease arrangements. The new standard also changes many key definitions, including the definition of a lease. The new standard includes a short-term lease exception for leases with a term of 12 months or less, as part of which a lessee can make an accounting policy election not to recognize right-of-use assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance in ASC 840.

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) and early adoption is permitted. In August 2018, the FASB issued ASU 2018-11, Leases, Targeted Improvements, which provides a new transition option in which an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment in the period of adoption. Prior period comparative balances will not be adjusted. The Company used the new transition option and was also utilizing the package of practical expedients that allows it to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. We also used the short-term lease exception for leases with a term of 12 months or less. Additionally, the Company used the practical expedient that allowed each separate lease component of a contract and the associated non-lease components to be treated as a single lease component. The exercise of lease renewal options is at our discretion and the renewal to extend the lease terms are not included in the Company’s Right-Of-Use assets and lease liabilities as they are not reasonably certain of exercise. The Company will evaluate the renewal options and when they are reasonably certain of exercise, the Company will include the renewal period in its lease term. As of the January 1, 2019, effective date the Company identified one finance lease arrangement in which it is a lessee.

In calculating the present value of the lease payments, the Company applied an individual discount rate for each of its leases, and determined the appropriate discount rate based on the remaining lease terms at the date of adoption. As the lessee to several lease agreements, the Company did not have insight into the relevant information that would be required to arrive at the rate implicit in the lease. Therefore, the Company utilized its outstanding borrowings as a benchmark to determine the incremental borrowing rate for its leases. The benchmark rate was adjusted to arrive at an appropriate discount rate for each lease.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Compensation – Stock Compensation (“Topic 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. This amendment applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company adopted ASU 2018-07 on January 1, 2019. The impact was immaterial to the financial statements.

In June 2018, the FASB issued ASU No. 2018-08, Not-For-Profit Entities – Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made (“ASU 2018-08”). ASU 2018-08 clarifies how an entity determines whether a resource provider is participating in an exchange transaction by evaluating whether the resource provider is receiving commensurate value in return for the resources transferred. The guidance is effective for annual periods beginning after June 15, 2018, including interim periods within those annual periods, and has been adopted on a modified prospective basis. The modified prospective adoption is applied to agreements that are not completed as of the effective date, or entered into after the effective date. Under the modified prospective adoption approach, prior period results have not been restated and no cumulative-effect adjustment has been recorded. The Company does not expect this standard to have a material impact on its financial statements.

F-31

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations or cash flows.

3. PREPAYMENTS AND OTHER RECEIVABLE

Prepayments and other receivable consisted of the following:

	As of
	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
Prepayments	$12,178	$13,704
Purchase deposits	213,338	273,018
Other deposits	23,022	23,421
Other receivables	10,266	10,675
Tax receivable	4,273	-
	$263,077	$320,818

F-32

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

Purchase deposits represented deposit payments made to vendors for procurement, which are interest-free, unsecured and relieved against accounts payable when goods are received by the Company.

4. INVENTORIES

Inventories consisted of the following:

	As of
	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
Packing materials	$61,461	$67,001
Finished goods	69,421	44,616
	$130,882	$111,617

For the three months ended March 31, 2020 and 2019, no allowance for obsolete inventories was recorded by the Company.

5. AMOUNTS DUE TO A SHAREHOLDER AND A RELATED COMPANY

The amounts are unsecured, interest-free and have no fixed terms of repayments.

6. LEASE

The Company leased office and warehouse facilities under various non-cancelable operating leases expiring at the term of 2 to 2.5 year, through December 31, 2020.

Right of use assets and lease liability – right of use are as follows:

	As of
	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
Right-of-use assets	$50,223	$70,819

The lease liability – right of use is as follows:

	As of
	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
Current portion	$53,415	$75,304
Non-current portion	-	-

Total	$53,415	$75,304

As of March 31, 2020, the operating lease payment of $53,415 will become matured in the next 12 months.

F-33

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

7. SHAREHOLDER’S EQUITY

Authorized shares

As of March 31, 2020 and December 31, 2019, the Company’s authorized shares were 50,000 ordinary shares, with a par value of $1.

Issued and outstanding shares

As of March 31, 2020 and December 31, 2019, the Company had 50,000 ordinary shares issued and outstanding.

8. INCOME TAX

The provision for income taxes consisted of the following:

Three months ended March 31,
	2020	2019

Current tax	$-	$-
Deferred tax	-	-
Income tax expense	$-	$-

The Company mainly operates in the PRC that is subject to taxes in the governing jurisdictions in which it operates. The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

The PRC

The Company’s subsidiary operating in the PRC is subject to the Corporate Income Tax Law of the People’s Republic of China at a unified income tax rate of 25%. The reconciliation of income tax rate to the effective income tax rate for the three months ended March 31, 2020 and 2019 is as follows:

	Three months ended March 31,
	2020	2019

Loss before income taxes	$(121,337)	$(241,836)
Statutory income tax rate	25%	25%
Income tax expense at statutory rate	(30,334)	(60,459)
Tax adjustments	30,334	60,459
Income tax expense	$-	$-

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The Company generated an operating loss during the three months ended March 31, 2020 and 2019.

F-34

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

9. RELATED PARTY TRANSACTIONS

From time to time, the Company’s director advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

The Company has been provided free office space by its stockholder. The management determined that such cost is nominal and did not recognize the rent expense in its condensed consolidated financial statements.

Apart from the transactions and balances detailed elsewhere in these accompanying condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

10. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the three months ended March 31, 2020, a single customer represented more than 10% of the Company’s revenues. This customer accounted for 99% of the Company’s revenues amounting to $34,930 with $193,190 of accounts receivable.

For the three months ended March 31, 2019, the customers who accounts for 10% or more of the Company’s revenues and its outstanding receivable balances as at period-end dates, are presented as follows:

	Three months ended March 31, 2019			March 31, 2019
Customer	Revenues	Percentage of revenues		Accounts receivable

Customer B	$215,326	52%		$-
Customer A	186,881	45%		-

Total:	$402,207	97%	Total:	$-

All of the Company’s customers are located in the People’s Republic of China.

(b) Major vendors

For the three months ended March 31, 2020, a single vendor represented more than 10% of the Company’s purchases. This vendor accounted for 100% of the Company’s purchases amounting to $48,695 with $0 of accounts payable.

For the three months ended March 31, 2019, the vendor who accounts for 10% or more of the Company’s purchases and its outstanding payable balances as at period-end dates, are presented as follows:

	Three months ended March 31, 2019			March 31, 2019
Vendor	Purchases	Percentage of purchase		Accounts payable

Vendor B	$219,321	34%		$-
Vendor C	153,744	24%		-
Vendor D	115,004	18%		-
Vendor E	88,170	13%		-

Total:	$576,239	89%	Total:	$-

F-35

ELITE CREATION GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

All of the Company’s vendors are located in the People’s Republic of China.

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Economic and political risk

The Company’s major operations are conducted in the People’s Republic of China. Accordingly, the political, economic, and legal environments in PRC, as well as the general state of PRC’s economy may influence the Company’s business, financial condition, and results of operations.

(e) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RMB converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

11. COMMITMENTS AND CONTINGENCIES

As of March 31, 2020 and December 31, 2019, the Company has no material commitments or contingencies.

12. SUBSEQUENT EVENTS

On June 8, 2020, the Company and its shareholders executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with China Foods Holdings Limited, a limited company organized under the laws of the State of Delaware (“CFOO”). Pursuant to the Share Exchange Agreement, the Company agreed to sell its aggregate of 50,000 ordinary shares representing 100% of the issued and outstanding ordinary shares of the Company. As consideration, the Company’s Shareholders were received 15,000,000 shares of CFOO’s common stock, at a value of US $0.32 per share, for an aggregate value of US$4,800,000 (the “Shares”). The parties are entitled to terminate the Share Exchange Agreement if closing has not occurred on or prior to September 30, 2020. The consummation of the transactions contemplated in the Share Exchange Agreement is subject to normal and customary conditions precedent including, without limitation, satisfactory due diligence of the Company by CFOO.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2020, up through the date the Company issued the unaudited condensed consolidated financial statements. During the period, the Company did not have any material recognizable subsequent events.

F-36

CHINA FOODS HOLDINGS LTD.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

(Unaudited)

	Historical	Historical
	CFOO	ECGL	Pro Forma Adjustments	Note	Pro Forma Condensed Combined

ASSETS
Current assets:
Cash and cash equivalents	$7,504	$861,018			$868,522
Inventories	-	130,882			130,882
Accounts receivable	-	193,190			193,190
Deposits and prepayments	1,282	263,077			264,359
Right-of-use assets	-	50,223			50,223

Total current assets	8,786	1,498,390			1,507,176

Non-current assets:
Plant and equipment	-	189,402			189,402
Intangible assets	-	4,368			4,368

Total non-current assets	-	193,770			193,770

TOTAL ASSETS	$8,786	$1,692,160			$1,700,946

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accrued liabilities and other payables	$3,758	$28,340			$32,098
Customers deposits	-	373,734			373,734
Income tax payable	100	-			100
Lease liabilities	-	53,415			53,415
Amount due to related parties	80,697	3,052			83,749
Amounts due to directors	52,628	1,230,111			1,282,739

Total current liabilities	137,183	1,688,652			1,825,835

Total liabilities	137,183	1,688,652			1,825,835

Shareholders’ (deficit) equity:
Preferred stock	-	-			-
Common stock	525	-	1,500	(b)	2,025
Additional paid-in capital	136,988	50,000	(186,988)	(a),(b)	-
Accumulated other comprehensive income (loss)	350,547	(75,036)			275,511
(Accumulated deficit) retained earnings	(616,457)	28,544	185,488	(a),(b)	(402,425)

Total shareholders’ (deficit) equity	(128,397)	3,508			(124,889)
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$8,786	$1,692,160			$1,700,946

F-37

CHINA FOODS HOLDINGS LTD.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE THREE MONTHS ENDED MARCH 31, 2020

(Unaudited)

				Pro Forma
	Historical	Historical	Pro forma	Condensed
	CFOO	ECGL	Adjustment	Combined

Revenues, net	$-	$35,021		$35,021

Cost of revenues	-	(28,235)		(28,235)

Gross profit	-	6,786		6,786

Operating expenses:
General and administrative expenses	(11,870)	(136,490)		(148,360)
Sales and marketing expenses	-	(3,401)		(3,401)
Total operating expenses	(11,870)	(139,891)		(151,761)

Loss from operations	(11,870)	(133,105)		(144,975)

Other income:
Interest income	-	557		557
Sundry income	-	1,651		1,651

Total other income	-	2,208		2,208

LOSS BEFORE INCOME TAXES	(11,870)	(130,897)		(142,767)

Income tax expense	-	-		-

NET LOSS	$(11,870)	$(130,897)		$(142,767)

Net loss per share	$(0.00)			$(0.01)

Weighted average shares outstanding	5,252,309			20,252,309

F-38

CHINA FOODS HOLDINGS LTD.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF MARCH 31, 2020

(Unaudited)

NOTE 1 – BACKGROUND

On June 8, 2020, China Foods Holdings Ltd. or the Company or CFOO completed the Share Exchange Agreement with Elite Creation Group Limited and Subsidiaries (collectively “ECGL”) (the “Share Exchange”) for its 100% equity interest. The consideration of the Share Exchange totaled approximately 15,000,000 shares of the Company’s common stock, at the price of $0.32 equal to $4,800,000.

This Acquisition is considered as related party transaction, whereas Mr. Xiao Jun KONG, a director of CFOO, controls both the Company and ECGL.

NOTE 2 – BASIS OF PRESENTATION

Because CFOO is a shell company, ECGL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, ECGL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of CFOO. Accordingly, the consolidated assets, liabilities and results of operations of ECGL will become the historical financial statements of ECGL, and CFOO’s assets, liabilities and results of operations will be consolidated with ECGL beginning on the acquisition date. These pro forma financial statements are presented as a continuation of ECGL.

The pro forma balance sheet as of March 31, 2020 is based on the historical financial statements of CFOO after giving effect to ECGL’s acquisition of CFOO as a reverse merger using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of March 31, 2020 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with CFOO’s historical financial statements included elsewhere on Form 10-Q for the quarter ended March 31, 2020, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on March 31, 2020, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between CFOO and ECGL since such amounts, if any, are not presently determinable.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on March 31, 2020 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To eliminate the accumulated deficits of CFOO incurred before the merger transaction to reflect the recapitalization of CFOO

Dr. Additional paid-in capital 185,488
Cr. (Accumulated deficit) retained earnings 185,488

(b)	To reflect the issuance of 15,000,000 shares of common stock of CFOO for the acquisition of 100% of ECGL outstanding capital stock

Dr. Additional paid-in capital 1,500
Cr. Common stock 1,500

NOTE 4 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share, giving effect to the share exchange transaction has been computed as follows:

Net loss	$(142,767)

Net loss per share – Basic and diluted	$(0.01)

Weighted average number of shares deemed issued and outstanding	20,252,309

F-39

Item 3.02. Unregistered Sale of Equity Securities

The disclosure provided under Item 2.01 above is hereby incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosures set forth under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference. As described above under Item 2.01, on July 9, 2020, the Company completed its acquisition of ECGL. Concurrently with the consummation of the acquisition, Ms. Yang Liu resigned from her position as a director and Ms. Cheng Ni Hu was appointed to fill the vacancy caused by her resignation.

Item 5.06. Change in Shell Company Status

The disclosures set forth under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference. As described above under Item 2.01, on July 9, 2020, the Company completed the acquisition of ECGL. As a result of the acquisition, the Company is no longer a shell company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements and selected financial information relating to Elite Creation Group Limited, a private limited company organized under the laws of British Virgin Islands, for the years ended December 31, 2019, and 2018, are included in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Financial Statements and Supplementary Data” beginning on pages 27 and F-1, respectively, and are herein incorporated by reference.

(b) Pro Forma Financial Information

The pro forma financial statements relating to Elite Creation Group Limited are included in the section entitled “Financial Statements and Supplementary Data” beginning on page F-1, and are herein incorporated by reference.

The pro forma balance sheet as of March 31, 2020, is based on the historical financial statements of ECGL after giving effect to the financial statements of CFOO and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of December 31, 2019, for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had ECGL and CFOO been a combined entity during the specified period(s). The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with ECGL’s historical financial statements included elsewhere in this Current Statement on Form 8-K for the fiscal years ended December 31, 2019 and 2018, and for the three months ended March 31, 2020 and 2019, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on December 31, 2019, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

(c) Shell Company Transaction

See Items 9.01(a) and (b) of this Current Report on Form 8-K, which are incorporated herein by reference.

48

(c) Exhibits {Legal will update

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
4.1	Form of common stock certificate*
10.1	Share Exchange Agreement, dated June 8, 2020, by and among the Company, Elite Creation Group Limited (ECGL), and the shareholders of ECGL (2)
10.2	Lease Agreement, dated June 28, 2018, by and between Guangzhou New Litchi Bay Exhibition Co. Ltd. and Guangzhou Xiao Xiang Health Industry Co., Ltd.*
10.3	Warehouse Lease Contract, effective April 1, 2018, by and between Guangzhou JinPengLai Property Management Co., Ltd. and Guangzhou XiaoXiang Health Industry Co., Ltd.*
10.4	Supplementary Contract, by and between Guangzhou XiaoXiang Health Industry Co., Ltd. and Heilongjiang Hengyuan Food Co., Ltd.*
10.5	Supplementary Contract, by and between Guangzhou XiaoXiang Health Industry Co., Ltd. and Guangzhou JinTong Special Medical Food Co. Ltd.*
10.6	Director Retainer Agreement, dated July 7, 2020, by and between the Company and Yunsi Liu*
21	List of Subsidiaries.*

*Filed Herewith.

(1)	Incorporated by reference to the Exhibits to the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on February 20, 2019.
(2)	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FOODS HOLDINGS LIMITED
Dated: July 9, 2020

	By:	/s/ Xiao Jun KONG
Xiao Jun KONG
Chief Executive Officer, Chief Financial Officer and President

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